                                                                  EXHIBIT 10(q)
                                                                  EXECUTION COPY

================================================================================

                                 LOAN AGREEMENT

                            dated as of July 9, 2003

                                      among

                            TORO RECEIVABLES COMPANY

                                   as Borrower

                                       and

                                THE TORO COMPANY,

                                   as Servicer

                                       and

                       THREE PILLARS FUNDING CORPORATION,

                                    as Lender

                                       and

                         SUNTRUST CAPITAL MARKETS, INC.,

                                as Administrator

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
Article I Definitions............................................................................................    1
    Section 1.1       Defined Terms..............................................................................    1
    Section 1.2       Other Definitional Provisions..............................................................   20
    Section 1.3       Other Terms................................................................................   21
    Section 1.4       Computation of Time Periods................................................................   22
Article II Lender's Commitment, Borrowing Procedures.............................................................   22
And Lender Note..................................................................................................   22
    Section 2.1       Lender's Commitment........................................................................   22
    Section 2.2       Borrowing Procedures.......................................................................   22
    Section 2.3       Funding....................................................................................   23
    Section 2.4       Representation and Warranty................................................................   23
    Section 2.5       Early Termination of Lender's Commitment...................................................   23
    Section 2.6       Voluntary Termination of Lender's Commitment; Reduction of Facility Limit..................   23
    Section 2.7       Note.......................................................................................   23
Article III Interest, Fees, Etc..................................................................................   24
    Section 3.1       Interest Rates.............................................................................   24
    Section 3.2       Interest, Payment Dates....................................................................   24
    Section 3.3       Interest Allocations.......................................................................   25
    Section 3.4       Fees.......................................................................................   25
    Section 3.5       Computation of Interest and Fees...........................................................   25
Article IV Repayments and Prepayments; Distribution of Collections...............................................   25
    Section 4.1       Repayments and Prepayments.................................................................   25
    Section 4.2       Application of Collections.................................................................   26
    Section 4.3       Application of Certain Payments............................................................   27
    Section 4.4       Due Date Extension.........................................................................   28
    Section 4.5       Making of Payments.........................................................................   28
    Section 4.6       Deemed Collections and Other Adjustments...................................................   28
Article V Security Interest......................................................................................   28
    Section 5.1       Grant of Security..........................................................................   28
    Section 5.2       Administrator Appointed Attorney-in-Fact...................................................   29
    Section 5.3       Administrator May Perform..................................................................   30
    Section 5.4       Release of Collateral......................................................................   30
Article VI Increased Costs, Etc..................................................................................   30
    Section 6.1       Increased Costs............................................................................   30
    Section 6.2       Funding Losses.............................................................................   32
    Section 6.3       Withholding Taxes..........................................................................   32
Article VII Conditions to Borrowing..............................................................................   33
    Section 7.1       Initial Loan...............................................................................   33
    Section 7.2       All Loans..................................................................................   34

Article VIII Representations and Warranties......................................................................   35
    Section 8.1       Organization and Good Standing, etc........................................................   35
    Section 8.2       Power and Authority; Due Authorization.....................................................   35
    Section 8.3       No Violation...............................................................................   36
    Section 8.4       Validity and Binding Nature................................................................   36
    Section 8.5       Government Approvals.......................................................................   36
    Section 8.6       Solvency...................................................................................   36
    Section 8.7       Margin Regulations.........................................................................   36
    Section 8.8       Quality of Title...........................................................................   37
    Section 8.9       Offices....................................................................................   37
    Section 8.10      Compliance with Applicable Laws; Licenses, etc.............................................   37
    Section 8.11      No Proceedings.............................................................................   37
    Section 8.12      Investment Company Act, Etc................................................................   38
    Section 8.13      Eligible Receivables.......................................................................   38
    Section 8.14      Accuracy of Information....................................................................   38
    Section 8.15      No Material Adverse Effect.................................................................   38
    Section 8.16      Trade Names and Subsidiaries...............................................................   38
    Section 8.17      Accounts...................................................................................   38
    Section 8.18      Sales by Originator........................................................................   39
Article IX Covenants of Borrower and Servicer....................................................................   39
    Section 9.1       Affirmative Covenants......................................................................   39
    Section 9.2       Negative Covenants of Borrower and Servicer................................................   45
Article X Significant Events and Their Effect....................................................................   47
    Section 10.1      Events of Default..........................................................................   47
    Section 10.2      Amortization Events........................................................................   48
    Section 10.3      Effect of Significant Event................................................................   49
Article XI The Servicer..........................................................................................   50
    Section 11.1      Toro as Initial Servicer...................................................................   50
    Section 11.2      Certain Duties of Servicer.................................................................   50
    Section 11.3      Servicing Compensation.....................................................................   53
    Section 11.4      Agreement Not to Resign....................................................................   53
    Section 11.5      Designation of Servicer....................................................................   54
    Section 11.6      Termination................................................................................   54
    Section 11.7      Servicer Events of Default.................................................................   54
Article XII Administrator........................................................................................   56
    Section 12.1      Authorization and Action...................................................................   56
    Section 12.2      Administrator and Affiliates...............................................................   56
Article XIII Assignments.........................................................................................   56
    Section 13.1      Restrictions on Assignments................................................................   56
    Section 13.2      Documentation..............................................................................   57
    Section 13.3      Rights of Assignee.........................................................................   57
    Section 13.4      Notice of Assignment.......................................................................   57
Article XIV Indemnification......................................................................................   57
    Section 14.1      General Indemnity of Borrower..............................................................   57
    Section 14.2      Indemnity of Servicer......................................................................   58
Article XV Miscellaneous.........................................................................................   58

    Section 15.1      No Waiver; Remedies........................................................................   58
    Section 15.2      Amendments, Etc............................................................................   58
    Section 15.3      Notices, Etc...............................................................................   59
    Section 15.4      Costs, Expenses and Taxes..................................................................   59
    Section 15.5      Binding Effect; Survival...................................................................   60
    Section 15.6      Captions and Cross References..............................................................   60
    Section 15.7      Severability...............................................................................   60
    Section 15.8      Governing Law..............................................................................   61
    Section 15.9      Counterparts...............................................................................   61
    Section 15.10     Submission to Jurisdiction; Waiver of Trial by Jury........................................   61
    Section 15.11     No Recourse Against Lender.................................................................   61
    Section 15.12     No Proceedings.............................................................................   61
    Section 15.13     Confidentiality of Agreement...............................................................   62
    Section 15.14     Limitation on Payments.....................................................................   62
    Section 15.15     Entire Agreement...........................................................................   62

Exhibits
--------
Exhibit A         Form of Borrowing Request (Section 2.2)
Exhibit B         Form of Lender Note (Section 2.7)
Exhibit C         Form of Monthly Report (Section 9.1(e)(ii))
Exhibit D         Form of Borrowing Base Certificate (Section 7.1(k))
Exhibit E         Form of Collection Account Agreement
Exhibit F         Collection Policy
Exhibit G         Form of Parent Note
Exhibit H         Form of Withdrawal Certificate (Section 11.2(d))

 Schedules
 ---------
Schedule I        Description of Collection Account and Lock-Box Accounts
Schedule II       [Reserved]
Schedule III      [Reserved]
Schedule IV       Description of Proceedings
Schedule V        Collateral Review Requirements
Schedule VI       Notice Addresses
Schedule VII      Fiscal Months

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of July 9, 2003, among TORO RECEIVABLES COMPANY, a Delaware corporation ("Toro Receivables" or the "Borrower"), THE TORO COMPANY, a Delaware corporation ("Toro"), as initial Servicer hereunder (in such capacity the "Servicer"), THREE PILLARS FUNDING CORPORATION ("TPFC"), a Delaware corporation (together with its successors and permitted assigns, "Lender"), and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "Administrator.")

                                   BACKGROUND

         1. Borrower desires that Lender extend financing to Borrower on the terms and subject to the conditions set forth herein.

         2. Lender is willing to provide such financing on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS.

As used in this Agreement, the following terms have the following meanings:

Accounts Receivable Turnover Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) the aggregate amount of Credit Sales during the most recent twelve Due Periods by (b) the rolling twelve month average of the aggregate Unpaid Balance of Receivables.

Acquisition: Any investment which involves a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person that is otherwise permitted under this Agreement or the Toro Credit Agreement.

Administrator: As defined in the Preamble

Administrator's Account: As defined in Section 4.5.

Advance Rate: The percentage equal to (a) 100% minus (b) the Reserve Percentage.

Affected Party: Each of Lender, any Liquidity Bank, any Credit Bank, any permitted assignee of Lender, any Credit Bank or any Liquidity Bank, any Support Provider and any holder of a participation interest in the rights and obligations of any Liquidity Bank or Credit Bank under the Liquidity Agreement or the Credit Agreement, as the case may be, Administrator and any holding company of Bank.

Affiliate: Of any Person means any other Person that (a) directly or indirectly controls, is controlled by or is under common control with such Person or (b) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (ii) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

Aggregate Unpaid Balance: At any time, the aggregate Unpaid Balance of all Eligible Receivables at such time.

Agreement: This Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Allocations: As defined in Section 3.3.

Alternative Rate: For any Interest Period, an interest rate per annum equal to either (a) the LIBOR Rate or (b) if the LIBOR Rate is unavailable for any reason, the Base Rate.

Alternative Rate Allocation: As defined in Section 3.3.

Amortization Event: Any of the events described in Section 10.2.

Applicable Margin: As defined in the Fee Letter.

Bank: SunTrust Bank, a Georgia banking corporation.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, (11 U.S.C. Section 101, et seq.) as amended.

Base Rate: On any date, a fluctuating rate of interest per annum equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate most recently determined by Bank plus 0.50%.

Borrower: As defined in the Preamble.

Borrowing Base: At any time an amount equal to (a) the Advance Rate times (b) an amount equal to (i) the Aggregate Unpaid Balance at such time, minus (ii) the aggregate Excess Concentration Amount for all Obligors at such time.

Borrowing Base Certificate: As defined in Section 7.1(k).

Borrowing Base Deficit: An amount equal to the excess of (a) the aggregate principal amount of all outstanding Loans under the Lender Note over (b) the sum of the Borrowing Base plus all Collections on deposit in the Collection Account.

Borrowing Request: As defined in Section 2.2.

Business Day: Any day on which (a) Bank is not authorized or required to be closed for business in Atlanta, Georgia and (b) commercial banks in New York City are not authorized or required to be closed and, in the case of a Rate Setting Day, banks are open for business in London, England.

Charged-Off Receivable: A Receivable which has not been previously deemed a Defaulted Receivable and has been, or should have been, written off as uncollectible by the Servicer in accordance with the Collection Policy.

Closing Date: The date of the first Loan hereunder.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto, including the regulations promulgated thereunder.

Collateral: As defined in Section 5.1(a)(iv).

Collateral Review: As defined in Section 9.1(e)(vi).

Collection Account: That certain bank account numbered 104758074348 maintained with US Bank National Association in Borrower's name and pledged, on a first-priority basis, to Administrator pursuant to Section 5.1(a).

Collection Account Agreement: Any agreement by and among Borrower, Servicer, Originator, Administrator and a Collection Account Bank, in substantially the form attached hereto as Exhibit E or such other form approved by Administrator, specifying the rights of Lender and Administrator in the Collection Account or a Lock-Box Account, as the case may be.

Collection Account Bank: Any bank holding the Collection Account or any Lock-Box Account.

Collection Policy: Those collection and credit policies of the Originator with respect to its respective Receivables, as amended from time to time in accordance with this Agreement attached hereto as Exhibit F.

Collections: (a) all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, ACH transfers or any other form of payment in accordance with the terms of a Receivable or otherwise, (b) all proceeds from the sale or other disposition of any collateral securing a Receivable, (c) any amounts received from Originator pursuant to Section 2.4 of the Receivables Purchase Agreement, (d) any insurance proceeds or sales tax refund payments received in respect of a Receivable and (e) any indemnification, recourse payments or other amounts payable to Borrower or Originator in respect of a Receivable pursuant to this Agreement, the Receivables Purchase Agreement or otherwise.

Commercial Paper Notes: Short-term promissory notes, having an original maturity not to exceed 45 days, issued by Lender to fund its Loans or investments in receivables or other financial assets.

Commercial Paper Rate: For any day during any Interest Period, the per annum rate equivalent to the sum of (a) the weighted average of the per annum rates paid or payable by TPFC from time to time as interest on or otherwise in respect of the Commercial Paper Notes issued by TPFC that are allocated, in whole or in part, by Administrator (on behalf of TPFC) to fund or maintain the advances outstanding under Lender Note, and (b) the commissions and charges charged by placement agents and commercial paper dealers with respect to such Commercial Paper Notes.

Commitment Termination Date: The earliest to occur of (a) the Scheduled Commitment Termination Date, (b) the date of any termination of Lender's Commitment pursuant to Section 2.5, (c) the date of any termination of Lender's Commitment, in whole, by Borrower pursuant to Section 2.6, and (d) the effective date on which Lender's Commitment is terminated pursuant to Section 10.3.

Concentration Limit: (a) For any Obligor that is not a Special Obligor whose short term unsecured debt rating is (i) greater than or equal to A-1 by S&P and P-1 by Moody's , 8.0% of the Aggregate Unpaid Balance; (ii) equal to A-2 by S&P and P-2 by Moody's, 6.0% of the Aggregate Unpaid Balance and (b) for any Obligor that is not a Special Obligor who (i) has no short term unsecured debt rating by both S&P and Moody's or (ii) has any short term unsecured debt that is not rated at least A-2- by S&P and P-2 by Moody's, 5.0% of the Aggregate Unpaid Balance. If no Obligor Credit Event has occurred, the Concentration Limit for a Special Obligor shall be 25%; provided, however that if the ratio of (i) the Unpaid Balance of Receivables owing from the Special Obligor which are greater than 60 days past due to (ii) the aggregate Unpaid Balance of Receivables owing from the Special Obligor shall be 35% or greater for two consecutive Due Periods, the Administrator may, in its sole discretion, reduce the Special Obligor Concentration Limit to 10%.

Consolidated EBIT: For any period, for Toro and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income,
(b) Consolidated Interest Charges and (c) the amount of taxes, based on or measured by income, used or included in determining such Consolidated Net Income.

Consolidated Interest Charges: For any period, for Toro and its Subsidiaries on a consolidated basis, the sum of (a) all interest, discounts, premium payments, commissions, fees (other than fees incurred hereunder or in connection herewith), charges and related expenses of Toro and its Subsidiaries in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets or incurred with respect to this Agreement, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of Toro and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

Consolidated Interest Coverage Ratio: As of any date of determination, the ratio of (a) Consolidated EBIT for the period of four fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

Consolidated Net Income: For any period, for Toro and its Subsidiaries on a consolidated basis, the net income of Toro and its Subsidiaries for that period.

Consolidated Tangible Net Worth: At any date, with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, plus the principal amount of subordinated debt of such Person, minus (to the extent reflected in determining such consolidated stockholders' equity) all intangible assets (determined in accordance with GAAP) as reported in the audited consolidated financial statements of such Person for the fiscal year in question.

Contract: Either a written or electronic agreement between the Originator and a Person, or an invoice delivered to a Person by the Originator, pursuant to which such Person is obligated to pay the Originator for goods or services.

Covered Taxes: As defined in Section 6.3(a).

CP Allocation: As defined in Section 3.3.

Credit Advance: A drawing under a letter of credit issued pursuant to a Credit Agreement for the account of Lender, a loan to Lender under a Credit Agreement or any other advance or disbursement of funds to Lender or for Lender's account pursuant to a Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Credit Bank in accordance with the related Credit Agreement.

Credit Agreement: Includes any program-wide agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Credit Bank for any drawings hereunder, the sale by Lender to any Credit Bank of receivables or other financial assets owned or held by Lender (or portions thereof) and/or the making of loans and/or other extensions of credit to Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

Credit Bank: Includes Bank and any other or additional bank or other Person (other than Borrower or other customer of Lender or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Lender or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Lender's commercial paper program.

Credit Sales: For any Due Period, the aggregate amount of all Receivables with credit terms of any kind originated by the Originator during such Due Period.

Cut-Off Date: The last day of each Fiscal Month.

Days Sales Outstanding Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for such Due Period.

Default Rate: As defined in Section 3.1(c).

Default Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) the sum of, without double counting, (i) the Unpaid Balance of Receivables that became Defaulted Receivables during such Due Period and (ii) the Unpaid Balance of Receivables that became Charged-Off Receivables during such Due Period by (b) Credit Sales for the Due Period six (6) months prior to such Due Period.

Defaulted Receivable: Any Receivable (a) which has been deemed uncollectible by the Servicer in accordance with the Collection Policy, (b) as to which, at the end of any Due Period, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (c) as to which the Obligor thereon has suffered an Event of Bankruptcy.

Delinquency Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) the Unpaid Balance of Receivables which are Delinquent Receivables as of the last day of such Due Period by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Delinquent Receivables: A Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for 61 days or more from the original due date for such payment.

Deposit Date: As defined in Section 11.2(d)(ii).

Dilution Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) the sum of (i) Credit Sales for such Due Period plus (ii) 67% of Credit Sales for the immediately preceding Due Period by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Dilution Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) Variable Dilutions for such Due Period by (b) Credit Sales for the Due Period two months prior to such Due Period.

Dilution Reserve: With respect to any Due Period the product of (a) the sum of
(i) the product of (A) (1) the Stress Factor, or (2) if a Downgrade Event has occurred, 3.0 times (B) the Expected Dilution Ratio plus (ii) the product of (A) the positive difference, if any, between (1) the Dilution Spike Rate less (2) the Expected Dilution Ratio times (B) a ratio computed by dividing (1) the Dilution Spike Rate by (2) the Expected Dilution Ratio times (b) the Dilution Horizon Ratio.

Dilutions: With respect to any Due Period, the aggregate amount of returns, allowances, net credits, and any other non-cash reductions to the Credit Sales that occurred or were made, granted or incurred during such Due Period.

Dilution Spike Rate: With respect to any Due Period, the highest rolling two (2) month average Dilution Ratio over the most recent twelve-month period.

Distribution Date: The 11th day of each month (beginning in the month immediately following the month in which the initial Loan is made hereunder) or, if such day is not a Business Day, the Business Day immediately thereafter.

Documents: All documentation relating to the Receivables including, without limitation, the Contracts, billing statements and computer records and programs.

Dollar(s) and the sign $: Lawful money of the United States of America.

Downgrade Event: The long-term unsecured debt rating of Toro shall be withdrawn or downgraded to below BB by S&P or Ba2 by Moody's.

Due Period: Each Fiscal Month.

Eligible Receivables: Each Receivable:

         (a) that was created in compliance with the Collection Policy in the regular and ordinary course of the business of the Originator;

         (b) that was created pursuant to a Contract that complies with the Originator's standard administration and documentation policies and procedures;

         (c) that is not a Delinquent Receivable, a Defaulted Receivable or a Charged-Off Receivable;

         (d) as to which, at the time of the sale of such Receivable to Borrower, the Originator was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens, and which was sold or contributed to Borrower pursuant to the Receivables Purchase Agreement;

         (e) that is not an obligation of the government of the United States or any Governmental Authority;

         (f) the assignment of which by the Originator to Borrower pursuant to the Receivables Purchase Agreement does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

         (g) which is denominated and payable in Dollars and is only payable in the United States of America;

         (h) the Obligor of which if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States;

         (i) the Obligor of which is not an (i) Affiliate of the Originator, (ii) a Governmental Authority or (iii) an Obligor with whom Toro or any Affiliate of Toro has executed any letter of intent or similar agreement or document relating to the purchase of such Obligor by Toro or any of its Affiliates;

         (j) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

         (k) that does not contravene any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

         (l) that complies with all applicable requirements of the Collection Policy;

         (m) as to which each of Borrower's and Administrator's (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable UCC and other applicable laws;

         (n) as to which the Servicer or the Originator is in possession of the related Receivable File;

         (o) which provides for repayment in full of the Unpaid Balance thereof within 120 days of the date of the creation thereof; provided, however up to 15% of Receivables which provide for repayment in full of the unpaid Balance thereof within 121 - 180 days shall be deemed "Eligible Receivables" provided such Receivables otherwise satisfy all other requirements of this definition;

         (p) the terms of which have not been modified or waived except as permitted under the Collection Policy and this Agreement;

         (q) which constitutes an "account," "chattel paper" or "payment intangible" under and as defined in Article 9 of the UCC of all applicable jurisdictions; and

         (r) as to which the Originator has (i) generated an invoice and billed the related Obligor and (ii) satisfied and fully performed all obligations on its part with respect to such

Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor.

Engagement Letter: That certain letter agreement dated as of October 2, 2002 by and between Toro and the Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time and the regulations promulgated thereunder.

ERISA Affiliate: Any trade or business (whether or not incorporated) under common control with Borrower, Servicer or the Originator within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) A Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower, Servicer, the Originator or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower, Servicer, the Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, Servicer, the Originator or any ERISA Affiliate.

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Event of Default: Any of the events described in Section 10.1.

Excess Concentration Amount: At any time with respect to any Obligor, the amount, if any, by which the aggregate Unpaid Balance of all Eligible Receivables of such Obligor exceeds the product of (a) the Concentration Limit for such Obligor at such time times (b) the Aggregate Unpaid Balance at such time.

Expected Dilution Ratio: With respect to any Due Period, the rolling twelve-month average Dilution Ratio for the most recently ended twelve-month period.

Face Amount: With respect to outstanding Commercial Paper Notes or Voluntary Advance Loans, (i) the face amount of any such Commercial Paper Notes issued on a discount basis, and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of any such Commercial Paper Notes issued on or interest-buying basis or any such Voluntary Advance Loans.

Facility Limit: As defined in Section 2.1.

Federal Funds Rate: For any period, a fluctuating interest rate equal for each day during such period to the weighted average of the federal funds rates as quoted by Bank and confirmed in the Federal Reserve Board Statistical Release as H.15(519), or any successor or substitute publication selected by Bank (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined in the sale opinion of Bank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time).

Federal Reserve Board: The Board of Governors of the Federal Reserve System and any successor thereto.

Fee Letter: As defined in Section 3.4.

Fees: All fees and other amounts payable by Borrower to Administrator or Lender pursuant to the Fee Letter.

Fiscal Month: A fiscal month of Toro and its Subsidiaries as described on
Schedule VII, as such exhibit may be updated pursuant to Section 9.1(e)(viii); provided, if Toro fails to timely deliver an updated Schedule VII, a Fiscal Month not covered by the existing Schedule VII shall be deemed to be a calendar month until such date as an updated Schedule VII is provided to the Administrator.

Fiscal Year: Each fiscal period beginning November 1 and ending on October 31 of the following year.

GAAP: Generally accepted United States accounting principles as in effect from time to time.

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

General Receivable: With respect to any Person, all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by such Person or any of them, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of such Person in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all General Receivable Records and (e) all proceeds of the foregoing.

General Receivable Records: For any General Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights) relating to such General Receivable or the related obligor.

Governmental Authority: The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guaranty Obligation: As to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

Indebtedness: With respect to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital or synthetic leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such

Person has not assumed or become liable for the payment of such Indebtedness;
(h) the unpaid amount of all General Receivables sold by any Toro Company; and
(i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

Indemnified Amounts: As defined in Section 14.1.

Indemnified Party: As defined in Section 14.1.

Independent Auditor: As defined in Section 9.1(e)(i)(B).

Initial Cut-Off Date: June 27, 2003.

Initial Purchase Date: The first Purchase Date to occur under the Receivables Purchase Agreement.

Interest Period: With respect to any Loan and Fees due hereunder, (a) the period commencing on the date of the initial funding of such Loan (or with respect to any such Fees, the Closing Date) and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date; and (b) thereafter, each period commencing on, and including, the Business Day immediately preceding a Distribution Date and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date; provided, however, that if any Interest Period for any Loan or any Fees that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.

IRS: The Internal Revenue Service.

Lender: As defined in the Preamble.

Lender Note: As defined in Section 2.7.

Lender's Commitment: As defined in Section 2.1.

Liabilities: With respect to any Person, all obligations of such Person which would, in accordance with GAAP, be classified on a balance sheet as liabilities, including, without limitation and without duplication, (a) Indebtedness secured by Liens against property of such Person whether or not such Person is liable for the payment thereof and (b) deferred liabilities.

LIBOR Rate: For any Interest Period, the rate per annum on the Rate Setting Day of such Interest Period shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by Administrator at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

Lien: Any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor or any similar right or claim of any Person.

Liquidity Agreement: Includes (a) the Liquidity Asset Purchase Agreement (regarding Toro Receivables Company, dated as of July 9, 2003, among Lender, as borrower, Bank, as liquidity agent for the Liquidity Banks, SunTrust Capital Markets, Inc., as administrator for Lender, and the Liquidity Banks, and (b) any other agreement hereafter entered into by Lender providing for the sale by Lender of Loans (or portions thereof), or the making of loans or other extensions of credit to Lender secured by security interests in the Loans (or portions thereof), to support all or part of Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Lender's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

Liquidity Bank: Includes Bank and the various financial institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder.

Loan: Any amount disbursed as principal by Lender to Borrower under this Agreement.

LockBox: As defined in Section 11.2(c).

Lock- Box Account: Any bank account established for the purpose of receiving Collections.

Loss Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (a) the sum of (i) Credit Sales for such Due Period plus (ii) Credit Sales for the immediately preceding Due Period, plus
(iii) Credit Sales for the second (2nd) immediately preceding Due Period, plus
(iv) Credit Sales for the third (3rd ) immediately preceding Due Period plus (v) the product of (A) the Weighted Average Payment Terms Factor and (B) Credit Sales for the fourth immediately preceding Due Period (or, if the Weighted Average Payment Terms Factor shall be negative, Credit Sales for the third immediately preceding Due Period), by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount for all Obligors as of the last day of such Due Period.

Loss Reserve: With respect to any Due Period, the product of (a) the highest rolling three-month average Default Ratio over the most recent twelve Due Periods, (b) the Loss Horizon Ratio and (c) the Stress Factor.

Mail Payments: As defined in Section 11.2(c) hereof.

Month End Date: The last day of each Fiscal Month.

Monthly Report: As defined in Section 9.1(e)(ii).

Moody's: Moody's Investors Service, Inc.

Multiemployer Plan: A "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, to which Borrower, Servicer, the Originator or any ERISA Affiliate makes, is making, is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

Obligations: All obligations (monetary or otherwise) of Borrower to Lender, Administrator, any Affected Party or any Indemnified Party and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, Lender Note and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Obligor: With respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

Obligor Credit Event: The short term unsecured debt rating of the Special Obligor shall be withdrawn or downgraded to less than A-1 by S&P and P-1 by Moody's or the long term unsecured debt rating of the Special Obligor shall be withdrawn or downgraded to less than A by S&P and A2 by Moody's.

Originator: Toro, in its capacity as originator under the Receivables Purchase Agreement.

Originator Payables: (a) the obligation of the Originator to make a payment, pursuant to Section 2.4 of the Receivables Purchase Agreement, for any Receivable that was represented to be an Eligible Receivable that was not an Eligible Receivable on the date such Receivable was sold by the Originator to Borrower, and (b) all other amounts owed by the Originator to Borrower from time to time pursuant to this Agreement or the Receivables Purchase Agreement.

Parent Loan: As defined in the Receivables Purchase Agreement.

Parent Loan Conditions: As defined in the Receivables Purchase Agreement.

Parent Note: As defined in the Receivables Purchase Agreement.

PBGC: The Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.

Pension Plan: A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Borrower, Servicer or the Originator sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

Permitted Investments: At any time:

         (a) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

         (b) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause (c) below (or equivalent rating from the Rating Agencies) or (ii) is set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (c) commercial paper which is (i) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (ii) set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (d) secured repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above; and

         (e) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (a) through (d) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by each of the Rating Agencies, provided that there is no r-highlighter affixed to such rating.

Person: An individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Prime Rate: As of any date of determination, the rate of interest most recently announced by Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by Bank in connection with extensions of credit).

Program Documents: The Liquidity Agreement, the Credit Agreement, the Voluntary Advance Agreement, the documents under which Administrator performs its obligations with respect to Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

Purchase Date: As defined in the Receivables Purchase Agreement.

Rate Setting Day: For any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

Rating Agencies: S&P and Moody's.

Receivable: With respect to any Obligor, the indebtedness of such Obligor under a Contract arising in connection with the sale of goods or rendering of services and designated an "open account receivable" by the Originator, including the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto and shall not include any installment sales contracts or "floorplan receivables".

Receivable File: With respect to a Receivable, (a) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (b) each UCC financing statement related thereto, if any.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of July 9, 2003, by and between Toro and Borrower, as such Receivables Purchase Agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of Administrator.

Regulatory Change: Relative to any Affected Party: (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of
(B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i),
(a)(ii) or (a)(iii) above; or (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party.

Related Security: With respect to any Receivable, (a) all right, title and interest, but none of the obligations, of the Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (b) all UCC financing statements or similar instruments covering any collateral securing payment of such Receivable, (c) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable and (d) all other instruments and all rights under the documents in the Receivable File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

Reportable Event: Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Reporting Date: As defined in Section 9.1(e)(ii).

Requirements of Law: For any Person or any of its property shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

Reserve Floor: For any Due Period, 25.0%.

Reserve Percentage: The percentage equal to the greater of (a) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve and (b) the Reserve Floor.

Responsible Officer: With respect to any Person, the chief financial officer or treasurer, or any other officer having substantially the same authority and responsibility.

Reuters Screen: The display page designated as "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the LIBOR Rate).

S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Scheduled Commitment Termination Date: July 7, 2004.

Secured Obligations: As defined in Section 5.1(b).

Secured Parties: The holders from time to time of the Secured Obligations including, without limitation, Lender and Administrator.

Servicer: Toro, or its successor in interest, or any successor Servicer appointed as provided in Section 11.5.

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

Servicer Event of Default: As defined in Section 11.7.

Servicing Fee: As to any Due Period, the monthly fee payable to Servicer, which, so long as Toro is Servicer, shall be equal to the Servicing Fee Rate divided by 12 multiplied by the aggregate Unpaid Balance of the Receivables at the beginning of such Due Period. The Servicing Fee for any successor Servicer shall be equal to the fee reasonably agreed to by Administrator and such successor.

Servicing Fee Rate: 1.80%.

Servicing Reserve: With respect to any Due Period, the product of (a) the highest Days Sales Outstanding Ratio during the most recent twelve-month period,
(b) the Stress Factor, (c) 2.40% and (d) 1/360.

Significant Event: Any Amortization Event.

Sixty Day Period: Sixty (60) consecutive days designated by Borrower, or Servicer on Borrower's behalf, during the period beginning on October 1st of each year and ending of January 31st of the following year.

Solvent: With respect to any Person that as of the date of determination both
(a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Special Obligor: Home Depot, Inc., or such other Obligor as may be designated by the Administrator as a "Special Obligor" from time to time by notice to the Borrower and the Rating Agencies; provided, however the Administrator shall revoke such Obligor's status as a "Special Obligor" if an Obligor Credit Event shall occur; provided, further, the Administrator may, in its sole discretion, revoke such Obligor's status as a "Special Obligor" if the ratio of (a) the Unpaid Balance of Receivables owing from the Special Obligor that are greater than 60 days past due to (b) the Unpaid Balance of all Receivables owing from the Special Obligor shall exceed 35% for two consecutive Due Periods.

Stated Maturity Date: July 7, 2004; provided, however, that such date may be accelerated pursuant to Section 10.3.

Stress Factor: 2.0.

Subsidiary: With respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

Support Provider: Includes any entity now or hereafter extending credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of Lender.

Surety Instruments: All standby letter of credit, banker's acceptances and bank guaranties not attributable to the purchase of supplies and inventory in the ordinary course of business and shipside bonds, surety bonds and similar instruments.

Telerate Page 3750: The display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

Toro: As defined in the Preamble.

Toro Credit Agreement: That certain Multi-Year Credit Agreement, dated as of February 22, 2002 among Toro, the subsidiary borrowers named therein, Toro Credit Company, the financial institutions party thereto and Bank of America, N.A., as the same may be amended, supplemented or otherwise modified from time to time.

Toro Company: Collectively, Toro International Company, a Minnesota corporation, Tover Overseas B.V., a Netherlands company and Toro Factoring Company N.V., a Netherlands Antilles company, Toro Credit Company, a Minnesota corporation, Exmark Manufacturing Company Incorporated, a Nebraska corporation, and Toro.

Toro Receivables : As defined in the Preamble.

Transaction Documents: This Agreement, the Receivables Purchase Agreement, Lender Note, the Fee Letter, the Parent Note, the Engagement Letter and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement or the Receivables Purchase Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement and the Receivables Purchase Agreement. Each such document is a Transaction Document.

UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unfunded Pension Liability: The excess of a Plan's benefit liabilities under
Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Unmatured Significant Event: Any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

Unpaid Balance: With respect to any Receivable the aggregate amount required to repay in full the principal of, and all interest, finance, prepayment (to the extent such prepayment fees are determinable) and other fees or charges of any kind payable in respect of, such Receivable.

Variable Dilutions: With respect to any Due Period, the aggregate amount of allowances, net credits, non-cash reductions or other adjustments to the Credit Sales that occurred or were made, granted or incurred by the Originator pursuant to the terms of the related Contracts during such Due Period.

Voluntary Advance Agreement: The Voluntary Advance Agreement, dated as of March 11, 1999, among Lender, Administrator and Bank, as it may be amended, supplemented or otherwise modified from time to time.

Voluntary Advance Loan: Each Advance made pursuant to the Voluntary Advance Agreement.

Weight Average Payment Terms: For any Due Period, the weighted average of payment terms described in invoices for Receivables generated during such Due Period.

Weighted Average Payment Terms Factor: For any date of determination, the percentage determined pursuant to the following formula:

                      67.0 + Weighted Average Payment Terms
                      ------------------------------------- _4.00
                                        30

Yield Reserve: With respect to any Due Period, the product of (a) the highest Days Sales Outstanding Ratio during the most recent twelve-month period, (b) the Stress Factor, (c) the Prime Rate as in effect on the last day of such Due Period and (d) 1/360.

         SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

         (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

         (b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

         (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         SECTION 1.3 OTHER TERMS.

         (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

         (b) With respect to any Acquisition consummated on or after the Closing Date, the following shall apply:

                  (i) For each period of four fiscal quarters of Toro and its Subsidiaries ending next following the date of any Acquisition, Consolidated EBIT shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Administrator;

                  (ii) For each period of four fiscal quarters of Toro and its Subsidiaries ending next following the date of each Acquisition, Consolidated Interest Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest Charges shall be adjusted on a historical pro forma basis to
         (A) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (B) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition ("Incremental Debt") calculated (I) as if all such Incremental Debt had been incurred as of the first day of such four-quarter period and (II) at the following interest rates: (x) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (y) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such four fiscal quarters, as the case may be.

         (c) With respect to any Material Disposition consummated on or after the Closing Date,

                           (i) For each period of four fiscal quarters of Toro and its Subsidiaries ending next following the date of such Material Disposition, Consolidated EBIT for such period shall be either (A) reduced by an amount equal to the Consolidated EBIT (if positive) attributable to the property that is the subject of such Material Disposition for such period or (B) increased by an amount equal to the Consolidated EBIT (if negative) attributable to such property for such period.

                           (ii) For each period of four fiscal quarters of Toro and its Subsidiaries ending next following the date of such Material Disposition, Consolidated Interest Charges shall be reduced by an amount equal to the Consolidated Interest Charges incurred by the applicable Toro Company or Subsidiary in connection with Indebtedness which is either (x) repaid with the proceeds received by the applicable Toro Company or Subsidiary in connection with such Material Disposition or (y) assigned or transferred to, and assumed by, the Person to whom the Material Disposition is made by the applicable Toro Company or Subsidiary.

For the purposes of this paragraph, "Material Disposition" means any Disposition, or series of related Dispositions, by Toro and its Subsidiaries of real or personal property that has a gross book value, as determined in accordance with GAAP, equal to or greater than 5% of consolidated total assets of Toro and its Subsidiaries determined as of the last day of the immediately preceding fiscal quarter of Toro, and "Disposition" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, other than pursuant to or in connection with the Transaction Documents.

         SECTION 1.4 COMPUTATION OF TIME PERIODS.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                    LENDER'S COMMITMENT, BORROWING PROCEDURES

                                 AND LENDER NOTE

         SECTION 2.1 LENDER'S COMMITMENT.

         On the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the "Lender's Commitment") before the Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (a) (i) during the Sixty Day Period, $0 or (ii) during any other period, $75,000,000 (clause
(i) and (ii) collectively, the "Facility Limit") and (b) the Borrowing Base. Within the limits of Lender's Commitment, Borrower may borrow, prepay and reborrow under this Section 2.1.

         SECTION 2.2 BORROWING PROCEDURES.

         Borrower (or the Servicer on its behalf) may request a Loan hereunder by giving notice to Administrator of a proposed borrowing not later than 2:00 p.m. (New York City time), two Business Days prior to the proposed date of such borrowing (or such lesser period of time as Lender may consent); provided that Borrower shall not request, and Lender shall not make, Loans more than six times during any Due Period. Each such notice (herein called a "Borrowing

Request") shall be in the form of Exhibit A and shall include the date and amount of such proposed borrowing. Any Borrowing Request given by Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on Borrower.

         SECTION 2.3 FUNDING.

         Subject to the satisfaction of the conditions precedent set forth in
Article VII with respect to such Loan and the limitations set forth in Section 2.1, Lender shall make the proceeds of such requested Loan available to Administrator at its office in Atlanta, Georgia in same day funds on the proposed date of borrowing. Upon receipt by Administrator of such funds, Administrator will make such funds available to Borrower at such office on such date. Each borrowing shall be on a Business Day and shall be in an amount of at least $1,000,000 and in integral multiples of $500,000.

         SECTION 2.4 REPRESENTATION AND WARRANTY.

         Each request for a borrowing pursuant to Section 2.2 shall automatically constitute a representation and warranty by Borrower to Administrator and Lender that on the requested date of such borrowing (a) the representations and warranties contained in Article VIII will be true and correct as of such requested date as though made on such date, (b) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such borrowing, and (c) after giving effect to such requested borrowing, the aggregate principal balance of the outstanding Loans hereunder will not exceed the lesser of the Borrowing Base and the Facility Limit.

         SECTION 2.5 EARLY TERMINATION OF LENDER'S COMMITMENT.

         Lender's Commitment shall terminate and Lender shall have no obligation to make any further Loans (or to fund any increase in any existing Loan), on the earliest date of termination of (a) the Liquidity Banks' commitments under the Liquidity Agreement or (b) the Credit Banks' commitments under the Credit Agreement. Administrator agrees to use its reasonable efforts to give Borrower at least 30 days' prior written notice of the termination of Lender's Commitment pursuant to clause (a) or (b) above.

         SECTION 2.6 VOLUNTARY TERMINATION OF LENDER'S COMMITMENT; REDUCTION OF FACILITY LIMIT.

         Borrower may, in its sole discretion for any reason upon at least 10 days' notice to Administrator (with a copy to Lender), terminate Lender's Commitment in whole, or, reduce in part the unused portion of the Facility Limit; provided, however that (a) each such partial reduction will be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $50,000,000, and (b) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b).

         SECTION 2.7 NOTE.

         Each Loan from Lender shall be evidenced by a single promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Lender Note") substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order of Lender. Borrower hereby irrevocably authorizes Administrator in connection with Lender Note to make (or cause to be made) appropriate notations on the grid attached to Lender Note (or on any continuation of such grid, or at Administrator's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

                                   ARTICLE III

                              INTEREST, FEES, ETC.

         SECTION 3.1 INTEREST RATES.

         Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

         (a) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Commercial Paper Notes of Lender, during each Interest Period, at a rate per annum equal to the sum of (i) the Commercial Paper Rate applicable to such Interest Period, plus (ii) the Applicable Margin;

         (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Interest Period pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, at a rate per annum equal to the sum of (i) the Alternative Rate applicable to such Interest Period, plus (ii) the Applicable Margin; and;

         (c) notwithstanding the provisions of the preceding clauses (a) and (b), in the event that a Significant Event or an Unmatured Significant Event has occurred and is continuing, at a rate per annum (the "Default Rate") equal to the Base Rate applicable from time to time (but not less than the interest rate in effect for such Loan as at the date of such Significant Event), plus a margin of 2.00%.

         After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. No provision of this Agreement or Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         SECTION 3.2 INTEREST, PAYMENT DATES.

         Interest accrued on each Loan shall be payable, without duplication:

         (a)      on the Stated Maturity Date;

         (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

         (c) on each Distribution Date prior to the Stated Maturity Date and thereafter on the last day of each Interest Period; and

         (d) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 10.3, immediately upon such acceleration.

         SECTION 3.3 INTEREST ALLOCATIONS.

         Administrator shall from time to time and in its sole discretion determine whether interest in respect of the Loans then outstanding, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion being herein called a "CP Allocation") or the Alternative Rate (such portion being herein called an "Alternative Rate Allocation", and together with a CP Allocation individually called an "Allocation", and collectively, "Allocations"); provided, however, that, Administrator shall use its reasonable efforts to allocate all or substantially all of the Loans from Lender to a CP Allocation; provided further, however, that Administrator may determine, at any time and in its sole discretion, that the Commercial Paper Rate is unavailable or otherwise not desirable, in which case the Loans from Lender will be allocated to an Alternative Rate Allocation (unless the Default Rate is in effect).

         SECTION 3.4 FEES.

         Borrower agrees to pay Administrator and Lender certain fees in the amounts and on the dates set forth in the letter agreement executed in connection herewith between Borrower, Administrator and Lender (as the same may be amended, supplemented or otherwise modified, the "Fee Letter").

         SECTION 3.5 COMPUTATION OF INTEREST AND FEES.

         All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

                                   ARTICLE IV

             REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

         SECTION 4.1 REPAYMENTS AND PREPAYMENTS.

         Borrower shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, Borrower:

         (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that, unless otherwise consented to by Administrator, all such voluntary prepayments shall require at least two Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more, at least seven Business Days') prior written notice to Administrator and all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000;

         (b) shall, on each date when any reduction in the Facility Limit shall become effective pursuant to Section 2.6, make a prepayment of the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced;

         (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.3, repay all Loans, unless, pursuant to Section 10.3(a), only a portion of all Loans is so accelerated, in which event Borrower shall repay the accelerated portion of the Loans; and

         (d) may, if at any time a Borrowing Base Deficit shall exist, make a prepayment, prior to a Distribution Date, (out of funds set aside for distribution pursuant to Section 4.2(b) (fourth))of the Loans in an amount equal to such Borrowing Base Deficit, such payment to be made within three (3) Business Days. Each such prepayment shall be subject to the payment of any amounts required by Section 6.2.

         Each payment or prepayment shall be subject to the payment of any amounts required by Section 6.2 resulting from a prepayment or payment of a Loan on a day other than the last day of the Interest Period for such Loan.

         SECTION 4.2 APPLICATION OF COLLECTIONS.

         (a) All Collections deposited in the Collection Account shall be distributed by the Servicer at such times and in the order of priority set forth in this Section 4.2.

         (b) On each Distribution Date prior to the Commitment Termination Date, the Servicer shall distribute from Collections on deposit in the Collection Account on such Distribution Date, the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, interest accrued on the Loans during the related Interest Period (plus, if applicable, the amount of interest on the Loans accrued for any prior Interest Period to the extent such amount has not been distributed to Lender, and to the extent permitted by law, interest thereon);

         second, to Administrator on behalf of the appropriate Persons, all Fees accrued during such Interest Period (plus, if applicable, the amount of Fees accrued for any prior Interest Period to the extent such amount has not been distributed to Lender or Administrator);

         third, if the Servicer is not Toro or an Affiliate of Toro, to the Servicer, the accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Servicer);

         fourth, to Administrator on behalf of Lender, as a repayment of principal of the Loans, an amount equal to the Borrowing Base Deficit, if any;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations then due and payable by Borrower under this Agreement;

         sixth, if the Servicer is Toro or an Affiliate of Toro, to the Servicer, the accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Servicer); and

         seventh, so long as no Significant Event or Unmatured Significant Event shall be continuing, the balance, if any, to Borrower for any use permitted by its certificate of incorporation and the Transaction Documents, including without limitation, to pay any dividends on its shares of capital stock or make any distribution to stockholders.

         (c) On and after the Commitment Termination Date, Administrator shall, on the last day of each Interest Period, distribute from the Collection Account the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, the accrued but unpaid interest on the Loans;

         second, to Administrator on behalf of the appropriate Persons, all accrued but unpaid Fees;

         third, if the Servicer is not Toro or an Affiliate of Toro, to the Servicer, the accrued but unpaid Servicing Fee;

         fourth, to Administrator on behalf of Lender, the outstanding principal amount of the Loans;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations payable by Borrower under this Agreement;

         sixth, if the Servicer is Toro or an Affiliate of Toro, to the Servicer, the accrued but unpaid Servicing Fee; and

         seventh, once all amounts described in clauses first through sixth have been paid in full, the balance, if any, to Borrower.

         SECTION 4.3 APPLICATION OF CERTAIN PAYMENTS.

         Each payment of principal of the Loans shall be applied to such Loans as Borrower shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as Administrator shall determine in its discretion.

         SECTION 4.4 DUE DATE EXTENSION.

         If any payment of principal or interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

         SECTION 4.5 MAKING OF PAYMENTS.

         All payments of principal of, or interest on, the Loans and of all Fees, and all amounts to be deposited by Borrower or Servicer hereunder, shall be made by Borrower or Servicer, as applicable, no later than 12:00 p.m. (New York City time), on the Business Day when due in lawful money of the United States of America in same day funds to Bank, as Administrator, Reference: Three Pillars Funding Corporation/Toro Receivables Company, Transaction, Account No. 880171236, ABA No. 061000104 at Bank's office at 25 Park Place in Atlanta, Georgia, Attn: Mary Hinsberg (the "Administrator's Account"). Funds received by Administrator after 10:00 a.m. New York City time, on the date when due, will be deemed to have been received by Administrator on its next following Business Day.

         SECTION 4.6 DEEMED COLLECTIONS AND OTHER ADJUSTMENTS.

         If on any day, any of the representations or warranties in Section 8.8,
Section 8.13 or Section 8.17 was not true with respect to any Receivable, Borrower shall be deemed to have received a Collection of such Receivable in the amount of the Unpaid Balance of such Receivable and not later than the next Business Day, Borrower shall deposit in the Collection Account any such Collection deemed to have been received for distribution in the same manner as actual cash collections are distributed under the terms of this Agreement. If on any day, Borrower, or Servicer on Borrower's behalf, shall make an adjustment in the principal amount or finance or other charges accrued or payable with respect to any Receivable, the aggregate amount of such adjustments shall be deposited in the Collection Account no later than the next Business Day.

                                    ARTICLE V

                                SECURITY INTEREST

         SECTION 5.1 GRANT OF SECURITY.

         (a) Borrower hereby assigns and pledges to Administrator (for the benefit of the Secured Parties), and hereby grants to Administrator (for the benefit of the Secured Parties) a security interest in all of Borrower's assets, including without limitation, all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located:

                  (i)      all Receivables, Related Security and Receivable
         Files;

                  (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Parent Note and the Receivables Purchase Agreement, including a direct right to cause the Originator to make payments with respect to Dilutions or with respect to Receivables that are not Eligible Receivables pursuant to the Receivables Purchase Agreement;

                  (iii) the LockBoxes, the Lock-Box Accounts and the Collection Account and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; and

                  (iv) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above (items (i) through (iv) are collectively referred to as the "Collateral").

         (b) This grant of security secures the payment and performance of all Obligations of Borrower now or hereafter existing or arising under, or in connection with, the Loan Agreement, Lender Note and each other Transaction Document, whether for principal, interest, costs, fees, expenses or otherwise (all such obligations of Borrower being called the "Secured Obligations").

         (c) This grant of security shall create a continuing security interest in the Collateral and shall:

                  (i) remain in full force and effect until Administrator's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;

                  (ii) be binding upon Borrower, its successors, transferees and assigns; and

                  (iii) inure, together with the rights and remedies of Administrator (for the benefit of the Secured Parties) hereunder, to the benefit of Administrator and each Secured Party and their respective successors, transferees and assigns.

         SECTION 5.2 ADMINISTRATOR APPOINTED ATTORNEY-IN-FACT.

         Borrower hereby irrevocably appoints Administrator (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Administrator's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which Administrator may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

         (c) to file any claims or take any action or institute any proceedings which Administrator may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrator (for the benefit of the Secured Parties) with respect to any of the Collateral;

         (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

         (e) to perform the affirmative obligations of Borrower under the Transaction Documents.

         Administrator agrees to give Borrower and Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of Administrator with respect thereto. Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.

         SECTION 5.3 ADMINISTRATOR MAY PERFORM.

         If Borrower fails to perform any agreement contained herein, Administrator (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the expenses of Administrator incurred in connection therewith shall be payable by Borrower.

         SECTION 5.4 RELEASE OF COLLATERAL.

         Administrator's (for the benefit of the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Secured Obligations shall have been finally and fully paid and performed.

                                   ARTICLE VI

                              INCREASED COSTS, ETC.

         SECTION 6.1 INCREASED COSTS.

         If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

         (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

         (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

         (d) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

and the result of any of the foregoing is or would be to (i) increase the cost to or to impose a cost on (A) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, the Voluntary Advance Agreement or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing), or (B) Administrator for continuing its or Borrower's relationship with Lender, (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, Lender Note, the Liquidity Agreement, the Voluntary Advance Agreement or the Credit Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the Liquidity Agreement, the Voluntary Advance Agreement or Credit Agreement, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. The Administrator shall use its best efforts to cause each Affected Party to use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section 6.1.

         SECTION 6.2 FUNDING LOSSES.

         Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Loan made by Lender to Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Loan on a date other than the last day of the Interest Period for such Loan, or (b) any failure of Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         SECTION 6.3 WITHHOLDING TAXES.

         (a) All payments made by Borrower or Servicer hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of Administrator and Lender, net income taxes imposed on Administrator or Lender by the jurisdiction under the laws of which Administrator or Lender is organized or any political subdivision or taxing authority thereof or therein (such taxes, excluding such net income taxes, the "Covered Taxes"). If any Covered Taxes are required to be withheld from any amounts payable to Administrator or Lender, the amounts so payable to Administrator or Lender shall be increased to the extent necessary to yield to Administrator or Lender (after payment of all taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower or Servicer, as promptly as possible thereafter, Borrower or Servicer shall send to Administrator for its own account or for the account of Lender, as the case may be, a certified copy of an original official receipt received by Borrower or Servicer showing payment thereof. If Borrower or Servicer fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to Administrator the required documentary evidence, Borrower or Servicer shall indemnify Administrator and Lender for such Covered Taxes and any incremental taxes that may become payable by Administrator or Lender as a result of any such failure.

         (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of Lender, if Lender is not incorporated under the laws of the United States, Lender agrees to deliver to each of Borrower and Administrator two (2) duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by Administrator or Borrower. If Lender does not deliver the forms described in this Section 6.3(b), Borrower or Administrator shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to Lender. Lender agrees to indemnify and hold Borrower and Administrator harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or Administrator as a result of either (A) Lender's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (B) Borrower's or Administrator's reliance on any form that Lender has provided pursuant to this Section 6.3(b).

                                   ARTICLE VII

                             CONDITIONS TO BORROWING

         The making of any Loan hereunder is subject to the following conditions precedent:

         SECTION 7.1 INITIAL LOAN.

         The obligation of Lender to make the initial Loan hereunder is, in addition to the conditions precedent specified in Section 7.2, subject to the condition precedent that Administrator shall have received all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to Administrator), in form and substance satisfactory to
Administrator:

         (a) Resolutions. Certified copies of resolutions of the Board of Directors of Borrower and Toro authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation and by-laws.

         (b) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to the Transaction Documents.

         (c) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of Borrower and Toro certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

         (d) Good Standing Certificates. Good standing certificates for Borrower and Toro issued as of a recent date acceptable to Administrator by (i) the Secretary of State of the jurisdiction of such Person's incorporation or organization, and (ii) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

         (e) Financing Statements. (i) Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming Borrower as debtor and Administrator (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, (ii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming Toro as seller/debtor, Borrower as purchaser/secured party and Administrator as assignee as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Borrower's ownership interest in the Receivables and (iii) executed copies of proper Uniform Commercial

Code Form UCC-3 termination statements, if any, necessary to release all Liens upon or with respect to the Collateral granted by Borrower or the Originator.

         (f) Search Reports. A written search report ("Search Report") provided to Administrator by a search service acceptable to Administrator listing all effective financing statements that name Borrower or the Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section 7.1(e) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax and judgment lien search reports from a Person satisfactory to Administrator showing no evidence of such lien filed against Borrower or the Originator.

         (g) Fee Letter; Payment of Fees. The Fee Letter, together with all outstanding Fees payable pursuant to the Fee Letter.

         (h) Receivables Purchase Agreement. (i) Duly executed and delivered counterparts of the Receivables Purchase Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of the Receivables Purchase Agreement has been satisfied to Administrator's satisfaction, and that the initial assignments and transfers under the Receivables Purchase Agreement have been consummated.

         (i) Opinions of Counsel. Opinions of counsel to Borrower, Servicer and the Originator in form and substance satisfactory to Administrator.

         (j)      Lender Note. Lender Note, duly executed by Borrower.

         (k) Borrowing Base Certificate. A certificate, substantially in the form of Exhibit D (a "Borrowing Base Certificate"), duly executed by an officer of Borrower (or the Servicer on its behalf) showing a calculation of the Borrowing Base as of the date of such initial Loan.

         (l) Collection Account Agreements. The Collection Account Agreements, duly executed by all of the parties thereto.

         (m) Releases. Releases and termination statements duly executed by each Person, other than Borrower, that has an interest in the Receivables.

         (n) Other. Such other documents, certificates and opinions as Administrator may request.

         SECTION 7.2 ALL LOANS.

         The making of the initial Loan and each subsequent Loan are subject to the following further conditions precedent that:

         (a) No Default, etc. (i) No Significant Event or Unmatured Significant Event has occurred and is continuing or will result from the making of such Loan, (ii) the representations and warranties of Borrower and Servicer contained in Article VIII are true and correct as of the date of such requested Loan, with the same effect as though made on the date of such Loan, and (iii) after giving effect to such Loan, the aggregate unpaid balance of the Loans will not exceed the lesser of the Borrowing Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items (i), (ii), and (iii) in the preceding sentence are true and correct.

         (b) Borrowing Request, etc. Administrator shall have received a Borrowing Base Certificate and Borrowing Request for such Loan in accordance with Section 2.2, together with all items required to be delivered in connection therewith.

         (c) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

         (d) Collateral Review. Administrator shall have received for all Loans subsequent to the initial Loan on the Closing Date the most-recent Collateral Review pursuant to Section 9.1(e)(vi).

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender and Administrator to enter into this Agreement and, in the case of Lender, to make Loans hereunder, Borrower hereby represents and warrants to Administrator and Lender as to itself as follows, and Servicer hereby represents and warrants to Lender and Administrator as to itself as follows:

         SECTION 8.1 ORGANIZATION AND GOOD STANDING, ETC.

         Each of Borrower's and Servicer's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Each of Borrower and Servicer is duly organized and is a "registered organization" as defined in the UCC in effect in such jurisdiction. Each of Borrower and Servicer is validly existing and in good standing under the laws of its state of organization, with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted. Each of Borrower and Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified has had, or would be reasonably likely to have a material adverse effect on its ability to pay or perform its obligations hereunder. Toro owns 100% of the capital stock of Borrower free and clear of any Lien.

         SECTION 8.2 POWER AND AUTHORITY; DUE AUTHORIZATION.

         Each of Borrower and Servicer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (ii) in the case of Borrower, to borrow on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction

Documents to which it is a party and, in the case of Borrower, the borrowing, and the granting of security therefor, on the terms and conditions provided herein. Servicer had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Servicer.

         SECTION 8.3 NO VIOLATION.

         The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of Borrower or Servicer, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or Servicer is a party or by which any of them or any of their respective properties is bound, (b) result in or require the creation or imposition of any Lien upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or
(c) violate any law or any order, rule, or regulation applicable to Borrower or Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower, the Originator or Servicer or any of their respective properties.

         SECTION 8.4 VALIDITY AND BINDING NATURE.

         This Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by Borrower or Servicer (as applicable) and the other parties thereto will be, the legal, valid and binding obligation of Borrower or Servicer (as applicable) enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         SECTION 8.5 GOVERNMENT APPROVALS.

         No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Borrower or Servicer of any Transaction Document to which it is a party remains unobtained or unfiled.

         SECTION 8.6 SOLVENCY.

         Borrower is Solvent.

         SECTION 8.7 MARGIN REGULATIONS.

         Neither Borrower or Servicer is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

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

         SECTION 8.8 QUALITY OF TITLE.

         The Collateral, including, without limitation, the Receivables, in which a security interest is to be granted to Administrator (for the benefit of the Secured Parties) pursuant to this Agreement is owned by Borrower free and clear of any Lien. Borrower has a first priority perfected ownership interest in the Receivables. This Agreement creates a valid first priority security interest in favor of Administrator (for the benefit of the Secured Parties) in the Collateral, including without limitation the Receivables, which security interest has been perfected (free and clear of any Lien) as security for the Obligations. No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (a) in favor of Administrator (for the benefit of the Secured Parties) in accordance with this Agreement, (b) in favor of Borrower in accordance with the Receivables Purchase Agreement, or (c) UCC-3 termination statements necessary to release all Liens of any Person in the Collateral granted by Borrower or the Originator. Borrower's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral. Borrower is not aware of any judgment or tax lien filings against it.

         SECTION 8.9 OFFICES.

         The principal place of business and chief executive office of Borrower and Servicer is located at the address referred to on Schedule VI to this Agreement (or at such other locations, notified to Administrator in jurisdictions where all action required by Section 9.2(f) has been taken and completed).

         SECTION 8.10 COMPLIANCE WITH APPLICABLE LAWS; LICENSES, ETC.

         (a) Each of Borrower and Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on its ability to pay or perform its obligations hereunder.

         (b) Neither Borrower nor Servicer has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has had, or would be reasonably likely to have, a material adverse effect on its ability to pay or perform its obligations hereunder.

         SECTION 8.11 NO PROCEEDINGS.

         Except as described in Schedule IV,

         (a) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Borrower or Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Borrower or

Servicer that, individually or in the aggregate, has had, or is reasonably likely to have a material adverse effect on its ability to pay or perform its obligations hereunder; and

         (b) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, Lender Note or any other Transaction Document,
(ii) seeking to prevent the issuance of Lender Note or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking to adversely affect the federal income tax attributes of Borrower.

         SECTION 8.12      INVESTMENT COMPANY ACT, ETC.

         Neither Borrower nor Servicer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 8.13      ELIGIBLE RECEIVABLES.

         Each Receivable included in the Borrowing Base as an Eligible Receivable on the date of any Borrowing Base Certificate, Monthly Report or any Loan shall be an Eligible Receivable on such date.

         SECTION 8.14      ACCURACY OF INFORMATION.

         All information heretofore furnished by, or on behalf of, Borrower or Servicer to Administrator or Lender in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

         SECTION 8.15      NO MATERIAL ADVERSE EFFECT.

         Since October 31, 2002, there has been no event or circumstance which has had, or could reasonably be expected to have, a material adverse effect on the ability of Borrower or Servicer to pay or perform its obligations hereunder.

         SECTION 8.16      TRADE NAMES AND SUBSIDIARIES.

         Borrower has not used any other names, trade names or assumed names for the six year period preceding the date of this Agreement. Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

         SECTION 8.17      ACCOUNTS.

         Set forth in Schedule I hereto is a complete and accurate description, as of the Closing Date, of the Collection Account, the Lock-Box Accounts and the LockBoxes maintained by the

Originator, Borrower or Servicer for the purpose of receiving Collections with respect to Receivables. The Collection Account and each Lock-Box Account has been validly and effectively assigned to Administrator pursuant to this Agreement and the Collection Account Agreements. The Collection Account Agreements continue to be the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, and Borrower and Servicer acknowledge that all cash and other proceeds of the Receivables will be deposited in the Lock-Box Accounts Collection Account in accordance with this Agreement and are subject to the terms and conditions of this Agreement. None of the Originator, Servicer or Borrower has granted any interest in the Collection Account, any Lock-Box Account or any LockBox to any Person other than Administrator, and Administrator has exclusive control of the Collection Account, each Lock-Box Account and each LockBox.

         SECTION 8.18      SALES BY ORIGINATOR.

         Each sale of Receivables by the Originator to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Purchase Agreement, including the payment by Borrower to the Originator of an amount equal to the purchase price therefor as described in the Receivables Purchase Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used under Section 547 of the Bankruptcy Code) owed by Borrower to the Originator.

                                   ARTICLE IX

                       COVENANTS OF BORROWER AND SERVICER

         SECTION 9.1       AFFIRMATIVE COVENANTS.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, Borrower hereby covenants and agrees with Lender and Administrator that as to itself, and Servicer hereby covenants and agrees with Lender and Administrator as to itself, that it will:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

         (b) Preservation of Corporate Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a material adverse effect on its ability to pay or perform its obligations hereunder.

         (c) Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

         (d) Collection Policy. Comply in all material respects with the Collection Policy applicable to the Receivables.

         (e)      Reporting Requirements. Furnish to Administrator and Lender:

                  (i)      Financial Statements.

                           (A) as soon as available, and in any event within 120 days after the end of each Fiscal Year of Borrower, a copy of the annual report for such Fiscal Year of Borrower including a copy of the balance sheet of Borrower, in each case, as at the end of such Fiscal Year, together with the related statements of income or operations, stockholders' equity and cash flows for such Fiscal Year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statements fairly present the financial condition and results of operations for such Fiscal Year in accordance with GAAP), together with a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

                           (B) as soon as available and in any event within 120 days after the end of each Fiscal Year of Toro, a copy of the audited consolidated balance sheet of Toro and its Subsidiaries as of the end of such year and the related statements of income or operations, stockholders' equity and cash flows for such year earnings in each case setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of KPMG LLP or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the period indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Toro's or any of its Subsidiaries' records or with respect to Toro and its Subsidiaries as a going concern; and

                           (C) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each Fiscal Year a copy of the unaudited consolidated balance sheet of Toro and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Toro and its Subsidiaries delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial officer or controller to the effect that no Significant Event or Unmatured Significant Event has occurred and is continuing.

                  (ii) Monthly Reports. On or before the 9th day of each calendar month, or if such day is not a Business Day, on the next following Business Day (each, a "Reporting Date"), Servicer shall prepare and deliver to Administrator and Lender a report, substantially in the form of Exhibit C or in such other form acceptable to Administrator (a "Monthly Report"), as of the immediately preceding Month End Date signed by an authorized officer of Servicer.

                  (iii) Weekly Reports. On or before the first Business Day of each week, Servicer shall prepare and deliver to Administrator and Lender a Borrowing Base Certificate, as of the last Business Day of immediately preceding week.

                  (iv) Significant Events. As soon as possible but in any event within three days after any officer of Borrower or Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, or a Purchase Termination Event or Incipient Purchase Termination Event under (and as defined in) the Receivables Purchase Agreement, an officer's certificate of Borrower or Servicer, as the case may be, setting forth details of such event and the action that Servicer, Borrower or the Originator, as the case may be, proposes to take with respect thereto.

                  (v) Servicing Certificate. Servicer shall deliver, or cause to be delivered, to Administrator, on or before the date that is 120 days after the end of each Fiscal Year, an officer's certificate signed by the president, chief executive officer or any vice president of Servicer, dated as of the last day of the preceding Fiscal Year, stating that (A) a review of the activities of Servicer during the preceding Fiscal Year and of its performance under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, Servicer has fulfilled its obligations under the Agreement throughout such Fiscal Year and has complied in all respects with the Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (vi) Collateral Review. As soon as possible, and in any event within 60 days after the Closing Date, and after each semi-annual period thereafter, a report of the independent certified public accountants of Toro (each such report, a "Collateral Review") which satisfies the requirements set forth on Schedule V.

                  (vii) Collection Policy. On or before February 28th of each year, a summary of any changes to the Collection Policy made during the previous year.

                  (viii) Fiscal Months. On or before July 31st of each calendar year, an updated Schedule VII, showing each of the Fiscal Months for the immediately succeeding fiscal year.

                  (ix) Sixty Day Period. Notice of the commencement of the Sixty Day Period at least three (3) Business Days prior to the commencement thereof.

                  (x) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower, the Originator or Servicer as Administrator may from time to time reasonably request in order to protect the interests of Administrator or Lender under or as contemplated by this Agreement or the other Transaction Documents.

         (f) Use of Proceeds. Borrower shall use the proceeds of the Loans made hereunder solely in connection with (i) the acquisition or funding of Receivables, (ii) making Parent Loans subject to the terms and conditions contained herein and the other Transaction Documents and (iii) general corporate purposes, to the extent permitted herein.

         (g) Separate Legal Entity. Borrower hereby acknowledges that Lender and Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), Borrower shall take such actions as shall be required in order that:

                  (i) Borrower will be a special purpose corporation whose primary activities are restricted in its certificate of incorporation to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (ii) Not less than one member of Borrower's Board of Directors (the "Independent Director") shall be an individual who is not, and during the past five (5) years has not been,: (A) a creditor, supplier, director, officer, employee, family member, manager or contractor of Servicer, the Originator or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a direct or indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, Servicer, the Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or (C) a person who controls (whether directly, indirectly or otherwise) Servicer, the Originator or any of their respective Subsidiaries or Affiliates (other than Seller) or any creditor, supplier, employee, officer, director, manager or contractor of Servicer, the Originator or any of their respective Subsidiaries or Affiliates (other than Seller).

                  (iii) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;

                  (iv) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

                  (v) Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Administrator and Lender;

                  (vi) Borrower's books and records will be maintained separately from those of any other Person;

                  (vii) All audited financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and (B) Borrower is a separate corporate entity;

                  (viii) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

                  (ix) Borrower will strictly observe corporate formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person;

                  (x) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;

                  (xi) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person;

                  (xii) Borrower will operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Purchase Agreement; and does not hold out its credit as being available to satisfy the obligations of others, pledge its assets for the benefit of any other entity, make loans or advances to any other entity, acquire obligations or securities of any of its shareholders or otherwise create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the making of Parent Loans pursuant to the Receivables Purchase Agreement subject to the terms and conditions therein, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement; and

                  (xiii) Borrower will maintain capitalization adequate for the conduct of its business.

         (h) Liens on Receivables. Defend each Receivable against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Administrator and the Secured Parties.

         (i) Further Assurances. At their expense, perform all acts and execute all documents reasonably requested by Administrator at any time to evidence, perfect, maintain and enforce the title or the security interest of Administrator in the Receivables and the priority thereof. Borrower will, at the reasonable request of Administrator, execute and deliver financing statements relating to or covering the Collateral and, where permitted by law, Borrower shall authorize Administrator to file one or more financing statements signed only by Administrator. Borrower and Servicer shall cause its computer records, master data processing records and other books and records relating to the Receivables to be marked, with a legend stating that the Receivables have been sold to Borrower and that the Collateral has been pledged to Administrator for the benefit of the Secured Parties.

         (j) Servicing. Servicer shall use all reasonable measures to prevent or minimize any loss being realized on a Receivable and shall take all reasonable steps to recover the full amount of such loss. Servicer shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors.

         (k) Inspection. Servicer and Borrower shall permit Lender, Administrator or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Servicer at such times as Lender or Administrator may reasonably request; provided, that all inspections occurring after a Significant Event has occurred shall be at the expense of Borrower. Upon instructions from Lender or Administrator, Borrower or Servicer shall release any Document to Lender or Administrator, as the case may be.

         (l) Cooperation. Borrower and Servicer shall provide such cooperation, information and assistance, and prepare and supply Administrator with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by Administrator from time to time.

         (m) Facility. Servicer shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Servicer may select from time to time. Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility. Servicer shall (i) ensure that Administrator shall have complete and unrestricted access, at Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain employees based at such facility to provide assistance to Administrator and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at the facilities of the Originator, or such other storage facility of similar quality, security and safety as Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Collection Policy.

         (n) Accounts. Borrower shall not maintain any bank accounts other than the Collection Account and each Lock-Box Account described on Schedule I. Except as set forth in the last sentence of Section 11.2(c)(ii) Borrower shall not make, nor will it permit the Originator or Servicer to make, any change in its instructions to Obligors regarding payments to be made to a LockBox or Lock-Box Account or permit any funds other than Collections be deposited into any LockBox, Lock-Box Account or the Collection Account. Neither Borrower nor Servicer shall, nor will it permit the Originator to, add any Collection Account Bank, Lock-Box Bank or Collection Account, to those listed on Schedule I unless Administrator shall have consented thereto and received a copy of any new duly executed Collection Account Agreement. Neither Borrower nor Servicer shall, nor will it permit the Originator to, terminate any Collection Account Bank or close any Collection Account or Lock-Box Account unless Administrator shall have received at least thirty (30) days prior notice of such termination.

         SECTION 9.2       NEGATIVE COVENANTS OF BORROWER AND SERVICER.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees.

         (a) Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of 5 days, involuntarily any Liens upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

         (b)      Mergers, Acquisitions, Sales, Subsidiaries, Etc.

                  (i)      Certain Restrictions on Borrower. Borrower shall not:

                           (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

                           (B) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

                           (C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

                           (D)      enter into any transaction with any
                  Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         (c) Change in Business Policy; Change in Collection Policy. Borrower shall not make any change in the character of its business or permit Toro to cease to own 100% of the capital stock of Borrower free and clear of any Lien. Neither Borrower nor Servicer shall make any material adverse change to the Collection Policy without giving the Administrator at least thirty (30) days prior notice to the effectiveness thereof and obtaining the written consent of the Administrator prior to the effectiveness of any such change.

         (d) Other Indebtedness. Borrower shall not incur any Indebtedness to any Person other than pursuant to this Agreement, the Receivables Purchase Agreement or otherwise in connection with a transaction involving Lender, Bank, any Credit Bank, any Liquidity Bank or any other Persons providing liquidity or credit support to Lender.

         (e) Certificate of Incorporation and By-Laws. Borrower shall not amend its certificate of incorporation or by-laws without the prior written consent of the Administrator.

         (f) Chief Executive Office and Corporate Status. The principal place of business and chief executive office of each of Borrower and Servicer is located at the address referred to on Schedule VI to this Agreement. Originals or duplicates of documents and records evidencing all Receivables are kept at, and only at, said offices, and neither Borrower nor Servicer shall move its chief executive office or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Servicer, as the case may be, shall have given to Administrator prior written notice thereof, clearly describing the new location, and (ii) Borrower shall have taken such action, satisfactory to Administrator, to maintain the title or ownership of Borrower and any security interest of Administrator in the Collateral at all times fully perfected and in full force and effect. Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule VI to this Agreement, without the prior written consent of Administrator, which consent shall not be unreasonably withheld. Borrower will not change (A) its name as it appears in official filings in the jurisdiction of its organization, (B) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC), (C) its organizational identification number, if any, issued by its jurisdiction of organization, or (iii) its jurisdiction of organization unless it shall have: (A) given Administrator at least forty-five (45) days' prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to Administrator all financing statements, instruments and other documents requested by Administrator in connection with such change or relocation and (C) caused an opinion of counsel acceptable to Administrator and the Secured Parties to be delivered to Administrator on behalf of the Secured Parties that Administrator's security interest (for the benefit of the Secured Parties) is perfected and of first priority, such opinion to be in form and substance acceptable to Administrator and the Secured Parties in their sole discretion.

         (g) Financing Statements. Borrower shall not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1(e).

         (h) Business Restrictions. Borrower shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed $10,500; provided, however, that the foregoing will not restrict Borrower's ability to pay servicing compensation as provided herein and, so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing, and that Borrower's tangible net worth, after giving effect thereto, shall not be less than $2,250,000, Borrower's ability to make Parent Loans or other payments or distributions legally made to Borrower's equity owners; provided, further, that no Parent Loans shall be made by Borrower, if after giving effect thereto, the Parent Loan Conditions shall not be satisfied.

                                   ARTICLE X

                       SIGNIFICANT EVENTS AND THEIR EFFECT

         SECTION 10.1      EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default (an "Event of Default") under this Agreement:

         (a) Non-Payment of Loans, Etc. Borrower shall fail to make any payment when due of any principal of or interest on any Loan, or payment of any other amount payable by Borrower hereunder, including, without limitation, interest on any Loan or any Fees, or shall fail to make any deposit required to be made hereunder when due and such failure shall continue for three Business Days.

         (b) Non-Compliance with Other Provisions. (i) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9.1(e)(ii), Section 9.1(e)(iii), Section 9.1(e)(v) or Section 9.1(e)(vi) or (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement (except as otherwise described in this Section 10.1) or any other Transaction Document on its part to be performed or observed and, solely with respect to this clause (ii), any such failure shall remain unremedied for thirty days.

         (c) Breach of Representations and Warranties. Any representation or warranty of Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of Borrower to Administrator or Lender for purposes of or in connection with this Agreement or any other Transaction Document shall prove to have been false or incorrect when made or deemed to have been made; provided, however to the extent that a breach of a representation or warranty has occurred with respect to any Receivable and either (i) a deposit to the Collection account has previously been made pursuant to Section 4.6 or (ii) such deposit is not yet due pursuant to the terms of Section 4.6, no Event of Default shall occur pursuant to this paragraph (c).

         (d) Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Borrower.

         (e)      Tax Liens. The IRS shall file notice of a lien pursuant to
Section 6323 of the Code with regard to any of the Receivables or Related Security or other assets of Borrower and such lien shall not have been released within seven (7) Business Days or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables or Related Security or other assets of Borrower.

         (f) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Servicer, Borrower or the Originator under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or
(iii) Servicer, Borrower, the Originator or any ERISA Affiliate thereof shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000.

         SECTION 10.2      AMORTIZATION EVENTS.

         Each of the following shall constitute an Amortization Event (an "Amortization Event") under this Agreement:

         (a) Servicer Event of Default. A Servicer Event of Default shall have occurred and remained continuing.

         (b) Borrowing Base Deficit. A Borrowing Base Deficit shall exist and Borrower shall fail to make a prepayment pursuant to Section 4.1(d) or otherwise cause sufficient funds to remedy such Borrowing Base Deficit to be deposited in the Collection Account pursuant to Section 11.2(d)(v) for three Business Days.

         (c) Default Ratio. The Default Ratio shall be equal to or exceed 8.0% on a rolling three month average basis.

         (d) Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 8.0% on a rolling three month average basis.

         (e) Dilution Ratio. The Dilution Ratio shall be equal to or exceed 8.5% on a rolling three month average basis.

         (f) Accounts Receivable Turnover Ratio. The Accounts Receivable Turnover Ratio is less than 5.16 for any Due Period.

         (g) Event of Default. An Event of Default shall have occurred and remained continuing;

         (h) Validity of Transaction Documents. (i) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Servicer or the Originator which is a party to such Transaction Document, (ii) Borrower, the Originator or Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest.

         SECTION 10.3      EFFECT OF SIGNIFICANT EVENT.

         (a) Optional Termination. Upon the occurrence of a Significant Event (other than an Event of Default described in Section 10.1(d) or a Servicer Event of Default described in Section 11.7(g)), Administrator may, and at the request of Lender shall, by notice to Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or Lender's Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, Lender's Commitment shall terminate.

         (b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(d) or a Servicer Event of Default described in
Section 11.7(g)), the Commitment Termination Date shall be deemed to have occurred automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

         (c) Notice to Rating Agencies. Administrator shall notify each Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.

                                   ARTICLE XI

                                  THE SERVICER

         SECTION 11.1      TORO AS INITIAL SERVICER.

         The servicing, administering and collection of the Receivables shall be conducted by the Person designated from time to time as Servicer hereunder. Until such time as Administrator shall notify Toro in writing pursuant to
Section 11.6 hereof of the revocation of such power and authority, Borrower, Lender and Administrator hereby appoint Toro, and Toro hereby agrees to act, as Servicer hereunder.

         SECTION 11.2      CERTAIN DUTIES OF SERVICER.

         (a) Authorization to Act as Borrower's Agent. Borrower hereby appoints Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents, (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (iv) causing the repayment and prepayment of the Loans as required or permitted pursuant to Section 4.1 and (v) executing and preparing the Monthly Reports and Weekly Reports; provided, however, that Servicer shall act in such capacity only as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Servicer pursuant to the preceding sentence, and (B) Lender, Administrator and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Borrower.

         (b) Toro to Act as Servicer. (i) Servicer shall service and administer the Receivables on behalf of Borrower and Administrator (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers as provided in Section 11.2(b)(iii), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of Borrower or Administrator (for the benefit of the Secured Parties); provided, however, that Servicer may not permit any modification with respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Servicer may take such actions with respect to Defaulted Receivables if such actions will, in Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Servicer in its own name or in the name of Borrower is hereby authorized and empowered by Borrower when Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

                  (ii) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Collection Policy and with prudent industry standards, as are customarily employed by Servicer in servicing and administering receivables owned or serviced by Servicer comparable to the Receivables. Servicer shall not take any action to impair Administrator's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

                  (iii) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers appointed by Servicer, provided that such subservicing arrangements may be terminated, at Administrator's discretion, upon the replacement of Toro as Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

                  (iv) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

                  (v) Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from the Originator and the Originator Payables.

         (c) Collections. (i) On or prior to the Closing Date, Borrower and Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. Each Obligor shall be instructed to make payments of Receivables by wire transfer to a Lock-Box Account or the Collection Account or by check mailed to a post office box listed on Schedule I (each a "LockBox" and collectively, the "LockBoxes")(such payments, upon receipt in a LockBox being referred to herein as "Mail Payments").

                  (ii) On or prior to the Closing Date, Administrator shall have received a consent to assignment of the assignment of each LockBox and Lock-Box Bank to Administrator. Servicer's right of access thereto shall be revocable at the option of Administrator upon the occurrence of Unmatured Significant Event or Significant Event. In addition, after the occurrence of any Unmatured Significant Event or any Significant Event, Servicer agrees that it shall, upon the written request of Administrator, notify all Obligors under Receivables to make payment thereof to (A) one or more bank accounts and/or post-office boxes designated by Administrator and specified in such notice or (B) any successor Servicer appointed hereunder.

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

                  (iii) Servicer shall remove all Mail Payments, or cause all Mail Payments to be removed, from each LockBox and Lock-Box Account by the close of business on each Business Day and deposited into the Collection Account. Servicer shall cause all payments received directly by Servicer or otherwise to be deposited in the Collection Account within one (1) Business Day after receipt thereof. Servicer shall process all such Mail Payments, and all wire transfers, ACH payments and other payments on the date received by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

                  (iv) All Collections received by the Originator or Servicer in respect of Receivables will, pending remittance to the Collection Account as provided herein, be held by the Originator or Servicer in trust for the exclusive benefit of Administrator, and shall not be commingled with any other funds or property of the Originator or Servicer.

                  (v) Borrower and Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

                  (vi) In performing its duties and obligations hereunder, Servicer (A) shall not impair the rights of Borrower or Administrator in any Receivable, (B) shall not amend the terms of any Receivable other than in accordance with the Collection Policy and this Agreement, and (C) shall be entitled to commence or settle any legal action to enforce collection of any Receivable. In the event that Servicer shall breach any of its covenants set forth in clause (A), (B) or (C) of this
         Section 11.2(c)(vi), Servicer shall pay the Unpaid Balance of each Receivable affected thereby on the Distribution Date following the Due Period in which such event occurs. For the purposes of Section 11.7 hereof, Servicer shall not be deemed to have breached its obligations under this Section 11.2(c)(vi) unless it shall fail to make such payment with respect to any Receivable affected by Servicer's noncompliance with clause (A), (B) or (C) of this Section 11.2(c)(vi).

                  (vii) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

         (d) Collection Account. (i) On any Business Day, Borrower may withdraw, or permit Servicer to withdraw funds that are on deposit in the Collection Account for any purpose or use permitted hereby, including, without limitation, making Parent Loans, paying the purchase price of Receivables acquired by Borrower under the Receivables Purchase Agreement, paying any dividends on its shares of capital stock and making any distribution to stockholders, provided that (A) no Significant Event or Unmatured Significant Event has occurred and is continuing and (B) the Commitment Termination Date has not occurred. On the first Business Day of each week, the Servicer shall deliver a certificate to Administrator, which certificate shall be substantially in the form of Exhibit H hereto and which shall certify to the Administrator that (1) the requirements set forth in clauses (A) and (B) of the immediately proceeding sentence were satisfied with respect to each withdrawal made from the Collection Account on any day during the immediately preceding week and (2) after giving effect to all withdrawals made during the immediately preceding week, no Borrowing Base Deficit exists or has occurred and, as of the last day of the previous week, there were funds in the Collection Account at least equal to the interest on the Loans and the Fees accrued through such date.

                  (ii) Prior to 3:00 p.m., New York time, on the Business Day preceding each Distribution Date (a "Deposit Date"), the Servicer shall deposit or cause to be deposited in the Collection Account, to the extent not already on deposit therein, an amount equal to, without duplication, the lesser of (A) (1) the aggregate amount of all Collections received during the immediately preceding Due Period, plus
         (2) the aggregate amounts due from Servicer on such Distribution Date pursuant to Section 11.2(c)(vi) hereof, plus (3) the aggregate amount of Originator Payables paid on such Distribution Date and (B) the amounts due on such Distribution Date pursuant to clauses first through sixth of Section 4.2(b), and the remainder of the Collections from such Due Period shall be applied pursuant to the Receivables Purchase Agreement, provided that if a Significant Event or Unmatured Significant Event shall exist on such Distribution Date or the Commitment Termination Date has occurred, then the Servicer shall deposit all of the amounts described in this Section 11.2(d)(ii) in the Collection Account on such Deposit Date.

                  (iii) Servicer shall distribute the amounts on deposit in the Collection Account in accordance with Section 4.2 hereof.

                  (iv) Funds deposited in the Collection Account may be invested by Servicer in Permitted Investments that mature not later than the Business Day next preceding the Distribution Date. All income, gain or losses realized from any such investment shall be credited or debited (as applicable) to the balance of the Collection Account. Servicer shall have no obligation to reimburse the Collection Account for any losses realized by reason of such investments.

                  (v) On any day on which a Borrowing Base Deficit shall exist, the Servicer shall cause an amount of Collections equal to such Borrowing Base Deficit to be set aside and retained in the Collection Account for application in accordance with this subsection (d). Such funds shall be held in the Collection Account until the earlier of (A) any prepayment made pursuant to the provisions of Section 4.1(d) and
         (B) any payment made pursuant to the provisions of Section 4.2(a) or 4.2(b), as the case may be.

         SECTION 11.3      SERVICING COMPENSATION.

         Servicer, as compensation for its activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from funds on deposit in the Collection Account in accordance with Section 4.2. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 11.4      AGREEMENT NOT TO RESIGN.

         Toro acknowledges that Lender and Administrator have relied on Toro's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the respective

Transaction Documents to which they are parties. In recognition of the foregoing, Toro agrees not to resign as Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to Administrator, in form and substance satisfactory to Administrator), without the prior written consent of Administrator.

         SECTION 11.5      DESIGNATION OF SERVICER.

         Borrower agrees not to designate any Person other than Toro as Servicer without the prior written consent of Administrator.

         SECTION 11.6      TERMINATION.

         The authorization of Servicer to act on behalf of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of Administrator upon the replacement of Servicer by a successor Servicer selected by Administrator.

         SECTION 11.7      SERVICER EVENTS OF DEFAULT.

         Each of the following shall constitute a Servicer Event of Default (a "Servicer Event of Default") under this Agreement:

         (a) failure by the Servicer to make any payments required to be made by it hereunder on the day on which such payment is required to be made and such failure continues for three Business Days;

         (b) (i) failure to perform or observe any term, covenant or agreement contained in Section 9.1(e)(ii), Section 9.1(e)(iii), Section 9.1(e)(v) or Section 9.1(e)(vi) or (ii) failure to perform or observe any term, covenant or agreement contained in this Agreement (except as otherwise described in this Section 11.7) or any other Transaction Document on its part to be performed or observed and, solely with respect to this clause (ii), any such failure shall remain unremedied for thirty days;

         (c) failure on the part of the Servicer to observe or perform in any respect any other covenants or agreements of the Servicer contained herein which continues unremedied for a period of 30 days;

         (d) the delegation by the Servicer of its duties hereunder other than to any subservicer as expressly authorized hereby;

         (e) any representation, warranty or certification made by the Servicer herein proves to have been incorrect when made; provided however to the extent that a breach of representation or warranty has occurred with respect to any Receivable and either (i) a deposit to the Collection Account has previously been made pursuant to Section 4.6 or (ii) such deposit is not yet due pursuant to the terms of Section 4.6, no Servicer Event of Default shall occur pursuant to this paragraph (e);

         (f) so long as Toro shall be the Servicer the Consolidated Tangible Net Worth of Toro shall be less than or equal to $100,000,000;

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

         (g) an Event of Bankruptcy shall have occurred with respect to the Servicer or the Originator;

         (h) a final judgment or judgments for the payment of money in excess of $10,500 in the aggregate shall have been rendered against Borrower or $10,000,000 in the aggregate shall have been rendered against Toro and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of thirty consecutive days after the period for appellate review shall have elapsed;

         (i) Toro shall fail to pay any Indebtedness in excess of $10,000,000 when due, or a default shall have occurred and be continuing with respect to any such Indebtedness which default results in, or would permit, the acceleration of such Indebtedness;

         (j) The IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of Toro, and such lien shall not have been released within seven (7) Business Days or PBGC shall, or shall indicate its intention to, file a notice of lien pursuant to Section 4068 of ERISA with regard to any of the assets of Toro;

         (k) so long as Toro shall be the Servicer, Toro shall, on a consolidated basis, permit its Consolidated Interest Coverage Ratio, as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended, to fall below 2.0 to 1.0; or

         (l) so long as Toro shall be the Servicer, Toro shall, on a consolidated basis, permit its consolidated ratio of total Indebtedness to total Indebtedness plus shareholders' equity to exceed (i) 0.60 to 1.0 as at the end of the first fiscal quarter of each Fiscal Year, (ii) 0.65 to 1.00 as at the end of the second fiscal quarter of each Fiscal Year, (iii) 0.60 to 1.0 as at the end of the third fiscal quarter of each Fiscal Year and (iv) 0.55 to 1.00 as at the end of each Fiscal Year.

         At any time during the continuance of any Servicer Event of Default, Administrator may, in its sole discretion, notify Servicer in writing of the revocation of its appointment as Servicer hereunder. Upon revocation of Servicer's appointment hereunder, Administrator shall appoint a successor Servicer.

         Servicer agrees that upon receipt of written notification from Administrator of the revocation of Servicer's appointment as Servicer hereunder, Servicer shall upon the written request of Administrator (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by Administrator and specified in such notice, and (ii) pay to Administrator (or its designee) immediately all Collections then held or thereafter received by Servicer or the Originator of Receivables, together with all other payment obligations of the Servicer hereunder owing to Lender or Administrator.

         Servicer shall, at its sole cost and expense, cooperate with and assist the successor Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests)) and allowing the successor Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables). Toro irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Servicer (in substantially the same manner as Toro conducted such data-processing functions while it acted as Servicer).

                                  ARTICLE XII

                                 ADMINISTRATOR

         SECTION 12.1      AUTHORIZATION AND ACTION.

         Lender hereby appoints SunTrust Capital Markets, Inc. as its Administrator for purposes of the Transaction Documents and authorizes SunTrust Capital Markets, Inc. in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Capital Markets, Inc., as Administrator, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto and SunTrust Capital Markets, Inc. hereby accepts such appointment and agrees to take such action as necessary in furtherance thereof.

         SECTION 12.2      ADMINISTRATOR AND AFFILIATES.

         Bank and any of its Affiliates may generally engage in any kind of business with Borrower, Bank, Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, Bank, Servicer, any Obligor or any of their respective Affiliates, all as if SunTrust Capital Markets, Inc. were not Administrator and without any duty to account therefor to Lender.

                                  ARTICLE XIII

                                   ASSIGNMENTS

         SECTION 13.1      RESTRICTIONS ON ASSIGNMENTS.

         Neither Borrower nor Servicer may delegate any of its duties, or assign its rights, hereunder or any interest herein without the prior written consent of Administrator and Lender. Lender may not assign its rights hereunder, any Loan or Lender Note (or any portion thereof) to any Person without the prior written consent of Borrower; provided, however, that:

         (a) Lender may assign, or grant a security interest in, all or any portion of the Loans and Lender Note to Credit Bank, any Liquidity Bank (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of Credit Bank or any Liquidity Bank in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); and

         (b) Lender may assign any Loan to any other Person proposed by Lender and consented to by Borrower (such consent not to be unreasonably withheld or delayed). Administrator shall promptly provide notice of any such assignment to each Rating Agency.

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

         Within five Business Days after notice to Borrower of any proposed assignment by Lender for which Borrower's consent is required, Borrower agrees to advise Administrator of its consent or non-consent thereto. If Borrower does not consent to such assignment Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to Bank, any Liquidity Bank or any Affiliate of Bank or any Liquidity Bank. Subject to Section 13.2, all of the aforementioned assignments shall be upon such terms and conditions as Lender and the assignee may mutually agree.

         SECTION 13.2      DOCUMENTATION.

         Lender shall deliver to each assignee an assignment, in such form as Lender and the related assignee may agree, duly executed by Lender, assigning any such Loan to the assignee, and Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under Lender Note evidencing such Loan.

         SECTION 13.3      RIGHTS OF ASSIGNEE.

         Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from Lender pursuant to this
Article XIII, the respective assignee receiving such assignment shall have all of the rights of Lender hereunder to the extent of such assignment with respect to such Loans and all references to Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of such assignment.

         SECTION 13.4      NOTICE OF ASSIGNMENT.

         Lender shall provide notice to Borrower of any assignment hereunder by Lender to any assignee. Lender authorizes Administrator to, and Administrator agrees that it shall, endorse Lender Note to reflect any assignments made pursuant to this Article XIII or otherwise.

                                  ARTICLE XIV

                                INDEMNIFICATION

         SECTION 14.1      GENERAL INDEMNITY OF BORROWER.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Administrator, Lender, Servicer, each Liquidity Bank, each Credit Bank, Bank, each of Bank's Affiliates and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, on an after-tax basis, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by

Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable; excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and
(b) any tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party.

         SECTION 14.2      INDEMNITY OF SERVICER.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Toro as Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, on an after-tax basis, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the negligence or willful misconduct of Toro, the inaccuracy of any representation or warranty of Toro, or the failure of Toro to perform its obligations under any Transaction Document; excluding, however,
(a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and (c) any tax upon or measured by net income on any Indemnified Party.

                                   ARTICLE XV

                                  MISCELLANEOUS

         SECTION 15.1      NO WAIVER; REMEDIES.

         No failure on the part of Lender, Administrator, any Indemnified Party or any Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Bank, each Credit Bank and each Liquidity Bank is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank, such Credit Bank or such Liquidity Bank to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to Administrator, any Affected Party, any Indemnified Party, or Lender or their respective successors and assigns.

         SECTION 15.2      AMENDMENTS, ETC.

         No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto, or Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by (a) Borrower, Servicer, Administrator and Lender (with respect to an amendment), or (b) Administrator and Lender (with respect to a waiver or consent by them) or Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless Lender (or Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. Administrator shall provide each Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof.

         SECTION 15.3      NOTICES, ETC.

         (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission and electronic mail, provided that any matter transmitted by Servicer or Borrower by facsimile or electronic mail shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule VI) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule VI; or, as directed to Servicer, Borrower, Lender or Administrator, to such other address as shall be designated by such party in a written notice to the other parties.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, faxed or sent by electronic mail, be effective when delivered for overnight (next-day) delivery, transmitted in legible form by facsimile machine, or sent by electronic mail, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

         (c) Any agreement of Administrator and Lender herein to receive certain notices by telephone, facsimile or electronic mail is solely for the convenience and at the request of Borrower and Servicer. Administrator and Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower or Servicer, as the case may be, to give such notice and Administrator and Lender shall not have any liability to Borrower and/or Servicer, as the case may be, or other Person on account of any action taken or not taken by Administrator or Lender in reliance upon such telephonic, facsimile or electronic mail notice. The obligation of Borrower to pay the Obligations shall not be affected in any way or to any extent by any failure by Administrator, Lender or any Affected Party to receive written confirmation of any telephonic, facsimile or electronic mail notice or the receipt by Administrator, Lender or any Affected Party, as the case may be, of a confirmation which is at variance with the terms understood by Administrator, Lender or any Affected Party, as the case may be, to be contained in the telephonic, facsimile or electronic mail notice.

         SECTION 15.4      COSTS, EXPENSES AND TAXES.

         In addition to its obligations under Section 14.1, Borrower agrees to pay on demand:

         (a) all costs and expenses incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, Lender Note, the other Transaction Documents, the Liquidity Agreement and, to the extent directly related to this

Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection therewith, (ii) the perfection of Administrator's security interest in the Collateral, (iii) the maintenance of the Collection Account and each Lock-Box Account, (iv) the audit of the books, records and procedures of the Originator, Servicer and Borrower by Administrator's auditors (which may be employees of Administrator), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, Lender Note, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 15.5      BINDING EFFECT; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of Borrower, Bank, Toro, Lender, Administrator, and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article
XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Servicer pursuant to Article VIII and the indemnification and payment provisions of Article XIV and Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing and shall survive any termination of this Agreement and any termination of Toro's rights to act as Servicer hereunder or under any other Transaction Document.

         SECTION 15.6      CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 15.7      SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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

         SECTION 15.8      GOVERNING LAW.

         THIS AGREEMENT AND LENDER NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         SECTION 15.9      COUNTERPARTS.

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart Agreement.

         SECTION 15.10     SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

         (a) Borrower and Servicer hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Each of Borrower and Servicer hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall affect the right of Administrator or Lender to bring any action or proceeding against Borrower or Servicer or its respective property in the courts of other jurisdictions.

         (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

         SECTION 15.11     NO RECOURSE AGAINST LENDER.

         The obligations of Lender under this Agreement are solely the corporate obligations of Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

         SECTION 15.12     NO PROCEEDINGS.

         Each of the parties hereto hereby agree that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.12 shall survive the termination hereof.

         SECTION 15.13     CONFIDENTIALITY OF AGREEMENT.

         Unless otherwise consented to by Administrator, each of Borrower and Servicer hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by Administrator or Lender to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to Administrator to be bound by this Section 15.13) auditors and attorneys or as required by applicable law.

         SECTION 15.14     LIMITATION ON PAYMENTS.

                  Notwithstanding any provisions contained in this Agreement to the contrary, the Lender shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (a) the Lender has received funds which may be used to make such payment and which funds are not required to repay the Commercial Paper Notes and Voluntary Advance Loans when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Program Documents), under all of the liquidity facilities for the Lender's commercial paper program, to pay the Face Amount of all outstanding Commercial Paper Notes and Voluntary Advance Loans when due or (ii) all Commercial Paper Notes and Voluntary Advance Loans are paid in full. Any amount which the Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss.101 of the Bankruptcy Code) against or corporate obligation of the Lender for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this Section 15.14 shall survive termination of this Agreement, the reduction to zero of the Lender Note and payment of all obligations hereunder.

         SECTION 15.15     ENTIRE AGREEMENT.

         THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [signature pages begin on next page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         TORO RECEIVABLES COMPANY,
                                         as Borrower

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         THE TORO COMPANY,
                                         as Servicer

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         THREE PILLARS FUNDING CORPORATION,
                                         as Lender

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         SUNTRUST CAPITAL MARKETS, INC.,
                                         as Administrator

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                    EXHIBIT A

                            FORM OF BORROWING REQUEST

To:               Three Pillars Funding Corporation ("Lender")
                  SunTrust Capital Markets, Inc. ("Administrator")

From:             Toro Receivables Company ("Borrower")

Re: Loan Agreement, dated as of July 9, 2003, between Borrower, The Toro Company ("Toro") as initial Servicer, Lender and the Administrator as heretofore amended, (the "Agreement")

A.           (i)        Pursuant to Section 2.2, the undersigned hereby requests a
                        Loan from Lender in an amount equal to the following (at least
                        $1,000,000 and in integral multiples of $500,000                     $____________

             (ii)       The date such Loan is requested is:

             (iii)      The total principal amount of Loans outstanding under
                        the Loan Agreement, including the amount in (i) above,
                        is equal to:                                                         $____________

             (iv)       The amount in (iii) above does not exceed the Borrowing Base as of the date hereof or the Facility Limit ($75,000,000)

B.           (i)        The Aggregate Unpaid
                        Balance as of the date hereof
                        is equal to:                                                         $____________

             (ii)       The aggregate Excess Concentration Amount as of the date
                        hereof is:                                                           $____________

             (iii)      (A)   The Loss Reserve is:                                            ____________%

                        (B)   The Dilution Reserve is:                                        ____________%

                        (C)   The Yield Reserve is:                                           ____________%

                        (D)   The Servicer Reserve is:                                        ____________%

                        (E)   The sum of (A), plus (B), and (C), plus (D) is:                 ____________%

                        (F)   The Reserve Floor is:                                                   25.0%

                        (G)   The Advance Rate (100% minus the greater                        ____________%
                              of (E) and (F) is:

             (iv)       The Borrowing Base ([(i) minus (ii)] times (iii) (G)) as of          $____________
                        the date hereof is equal to:

C. As of the date hereof and the date of making of the Loans, (i) each of the representations and warranties contained in Article VIII of the Agreement shall be true and correct on and as of the date hereof and, the date of such Loan, (ii) no Significant Event or Unmatured Significant Event has occurred and is continuing or shall exist after giving effect to the Loans requested hereby, (iii) no Servicer Event of Default has occurred and is continuing and (iv) after giving effect to the Loan, the aggregate principal balance of the outstanding Loans hereunder will not exceed the Borrowing Base or the Facility Limit.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned certifies to the accuracy of the foregoing.

                                         TORO RECEIVABLES COMPANY

Date:________________                    By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         THE TORO COMPANY,
                                         as Servicer

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                    EXHIBIT B

                               FORM OF LENDER NOTE

$75,000,000                                                         July 9, 2003

         FOR VALUE RECEIVED, TORO RECEIVABLES COMPANY, a Delaware corporation (the "Borrower"), promises to pay to THREE PILLARS FUNDING CORPORATION, as lender (the "Lender") the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less, the unpaid principal amount of the aggregate loans (each a "Loan") made by the Lender to the Borrower pursuant to the Agreement (as defined below), as set forth on the attached Schedule, as specified in Section
2.7 of the Agreement, and to pay interest on the unpaid principal amount of each Loan on each day that such unpaid principal amount is outstanding as provided in the Agreement on each Distribution Date and each other dates specified in the Agreement.

         This Lender Note is issued pursuant to the Loan Agreement dated as of July 9, 2003 (as amended, restated or otherwise modified from time to time, the "Agreement") among the Borrower, The Toro Company, as servicer, Three Pillars Funding Corporation, as lender and SunTrust Capital Markets, Inc., as administrator. Capitalized terms used but not defined in this Lender Note are used with the meanings ascribed to them in the Agreement.

         Notwithstanding any other provisions contained in this Lender Note, if at any time the rate of interest payable by the Borrower under this Lender Note, when combined with any and all other charges provided for in this Lender Note, in the Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Lender Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Lender Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Lender Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Lender Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Lender Note. In no event shall the total interest received by the Lender under this Lender Note exceed the amount which the Lender could lawfully have received had the interest due under this Lender Note been calculated since the date of this Lender Note at the Maximum Lawful Rate.

         Payments of the principal of, and interest on, Loans represented by this Lender Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Section 4.5 of the Agreement, or in such manner or at such other address as the holder of this Lender Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Lender Note or the making of any notation on this Lender Note.

         If any payment under this Lender Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable interest rate.

         If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2.00%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

         Portions or all of the principal amount of the Lender Note shall become due and payable at the time or times set forth in the Agreement. Any portion or all of the principal amount of this Lender Note may be prepaid, together with interest thereon (and as set forth in the Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Agreement.

         Except as provided in the Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Lender Note.

         All amounts evidenced by this Lender Note and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Lender in its internal records; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Lender Note as provided in the Agreement.

         The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Loans made by the Lender and represented by this Lender Note and the indebtedness evidenced by this Lender Note.

         This Lender Note is secured by the security interests granted pursuant to Section 5.1 of the Agreement. The holder of this Lender Note and the Lender, is entitled to the benefits of the Agreement and may enforce the agreements of the Borrower contained in the Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Agreement. If a Significant Event shall occur and be continuing, the unpaid balance of the principal of all Loans, together with accrued interest thereon, shall become due and payable in the manner and with the effect provided in the Agreement.

         This Lender Note is the Lender Note referred to in the Agreement.

         THIS LENDER NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed this Lender Note as on the date first written above.

                                         TORO RECEIVABLES COMPANY

                                         By:____________________________________
                                                Name:
                                                Title:

                             Schedule to Lender Note

------------------------------------------------------------------------------------------------------------
                   Principal     Principal         Outstanding
Date of Loan or    Amount of     Amount of         Principal
   Repayment         Loan        Repayment           Amount          Interest Rate     Interest Period
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                    Exhibit C

                             Form of Monthly Report

                                    Exhibit D

                       Form of Borrowing Base Certificate

                                    Exhibit E

                      Form of Collection Account Agreement

                          COLLECTION ACCOUNT AGREEMENT

                           [LETTERHEAD OF ORIGINATOR]

                                 July [__], 2003

[NAME OF COLLECTION BANK]
[ADDRESS]

Attention: ___________________________

         RE:      The Toro Company

Ladies and Gentlemen:

Reference is made to our the account numbers [_________________________] maintained with you (the "Account") pursuant to a collection account agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Collection Account Agreement"). Pursuant to a Receivables Purchase Agreement, dated as of July 9, 2003 as amended, supplemented or otherwise modified from time to time, between The Toro Company ("Toro" or the "Originator") and Toro Receivables Company ("Toro Receivables"), as purchaser, we have sold and/or may hereafter sell to Toro Receivables certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Loan Agreement, dated as of July 9, 2003 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Toro Receivables, as borrower, The Toro Company, a Delaware corporation as initial Servicer, Three Pillars Funding Corporation as lender ("TPFC" or the "Lender") and SunTrust Capital Markets, Inc., as administrator (the "Administrator"), Lender has agreed to extend financing to Toro Receivables on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

For purposes of this letter agreement, SunTrust Capital Markets, Inc. is acting as Administrator for TPFC. We hereby transfer exclusive ownership and control of the Account to the Administrator, for the benefit of TPFC, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A. You hereby acknowledge that Administrator shall have control of the Account in accordance with Section 9-104 of the UCC at all times from and after the date hereof.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrator in accordance with the instructions of the Administrator, (ii) to hold all moneys and instruments delivered to the Account administered by you for the order of the Administrator (for the benefit of the TPFC), (iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "SunTrust Capital Markets, Inc.., as Administrator for Three Pillars Funding Corporation." The Administrator agrees to execute your standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrator's audit purposes and mailing of such statements directly to the Administrator at an address specified by the Administrator.

Notices from the Administrator and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrator's right to ownership and control of the Account and its ownership (on behalf of TPFC and Toro Receivables as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrator (on behalf of TPFC and Toro Receivables) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to TPFC or the Administrator for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrator, except for your or such person's own gross negligence or willful misconduct.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _________, WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile shall be effective as delivery of a manually executed counterpart to this letter agreement.

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 30 days' prior written notice thereof from you to the Administrator. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Loan Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Collection Account Agreement, this letter will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrator.

                                            Very truly yours,

                                            THE TORO COMPANY,

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            Address for notice:

                                            Toro Receivables Company
                                            8111 Lyndale Avenue South
                                            Bloomington, MN 55420

                                            Attention: Tom Larson
                                            Facsimile: (952) 887-8449

                                            with a copy to

                                            Toro Receivables Company
                                            8111 Lyndale Avenue South
                                            Bloomington, MN 55420

                                            Attention: Deb Sakalos
                                            Facsimile: (952) 887-8449

Accepted and confirmed as of
the date first written above:

THREE PILLARS FUNDING CORPORATION,
as Lender

By: ___________________________
Name: _________________________
Title: ________________________

Address for notice:
c/o Amacar Group, L.L.C.
6525 Morrison Boulevard
Suite 318
Charlotte, North Carolina 28211

Attention:    Doug Johnson
Facsimile No: (704) 365-1362

SUNTRUST CAPITAL MARKETS, INC.
as Administrator

By: ___________________________
Name: _________________________
Title: ________________________

Address for notice:
24th Floor MC3950
303 Peachtree Street
Atlanta, Georgia 30308

Attention: James Bennison
Facsimile: (404) 230-1344

TORO RECEIVABLES COMPANY,

By: ___________________________
Name: _________________________
Title: ________________________

Address for notice:
Toro Receivables Company
8111 Lyndale Avenue South
Bloomington, MN 55420

Attention: Tom Larson
Facsimile: (952) 887-8449

with a copy to

Toro Receivables Company
8111 Lyndale Avenue South
Bloomington, MN 55420

Attention: Deb Sakalos
Facsimile: (952) 887-8449

[Name of Collection Bank]
as Collection Bank

By: ___________________________
Name: _________________________
Title: ________________________

Address for notice:

Attention:
Facsimile No:

                                                                      ANNEX A to
                                                    Collection Account Agreement

              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                         [Letterhead of Collection Bank]

                            __________________, 200_

[NAME OF COLLECTION BANK]
[ADDRESS OF COLLECTION BANK]
_______________________________
_______________________________

Re:      [Name of Originator]
         Collection Account No.___________

Ladies and Gentlemen:

Reference is made to the letter agreement dated July 9, 2003 (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among The Toro Company, Toro Receivables Company, Three Pillars Funding Corporation (the "Lender"), SunTrust Capital Markets, Inc., as Administrator for the Lender, and you, concerning the above-described Collection Account (the "Account").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [DIRECTLY TO THE UNDERSIGNED, AT [OUR ADDRESS SET FORTH ABOVE], FOR THE ACCOUNT OF [THREE PILLARS FUNDING CORPORATION] (ACCOUNT NO. ___________)].

         [OTHER INSTRUCTIONS]

                                            Very truly yours,
                                            SUNTRUST CAPITAL MARKETS, INC.,
                                            as Administrator

                                            By: __________________________
                                            Name: ________________________
                                            Title: _______________________

                                    EXHIBIT F

                                COLLECTION POLICY

2-250 CREDIT POLICY--TORO RESIDENTIAL COMMERCIAL DISTRIBUTORS.

EFFECTIVE 7/31/1995

REVISED: 8/02/2002

I.       CREDIT APPROVAL TRCD ACCOUNTS

         A. The Credit Department will grant credit approval to Toro TRCD accounts within a reasonable time after their submission by the Sales Department. If it is impossible to offer the extension of credit terms the customer and Sales Department will be advised as to the reasons for this refusal. The Credit Department will also monitor the customers financial condition on an ongoing basis and reserves the right to change the customers credit terms or limit at its discretion.

         B. The Credit Manager will coordinate the securing of all required credit documents and financial information from the new TRCD customers and will assign an appropriate credit limit for each customer. The Credit Manager will review such extensions of credit with the Director of Credit and obtain concurrence.

         C.       Required Documents

                    1. Application for Credit

                    2. Financial Statements

                    3. Security Agreement

                    4. Financing Statement (UCC-1)

                    5. Personal Guarantee of Principals (Corporations)

                    6. Personal Financial Statements

                    7. Resale Tax Exemption Certificate

         D. The Security Agreement and UCC-I will be obtained to secure Toro's interest in all Toro inventory and proceeds resulting from the sale of that inventory. If for some reason these documents are waived, a memo to that effect indicating the reason and under whose authority these requirements were waived will be placed in the TRCD's credit file.

         E. The Credit Department will use the SAP system to manage TRCD accounts who are on credit hold.

         F. The Order Entry or Sales Department will review the customers purchase order for the exact compliance with Toro's current terms and pricing. Any deviation will be noted and the Sales Department will obtain a correction before the order is released.

II.      CREDIT FILES

         The Credit Department will maintain a credit file for each active Toro TRCD Distributor which will contain the following information:

         A.       Annual Financial Statement

                  The Credit Department will maintain a follow-up system to make certain that a copy of each TRCD's fiscal year end Financial Statement is obtained and a Financial Statement Analysis form is prepared and maintained in the credit file. If more frequent financial information is required, Credit will follow up as needed.

         B.       UCC-1 and Security Agreement

                  A copy of all UCC-1 filings and Security Agreements will be kept in each TRCD's file. The Credit Department will maintain a follow-up system to make sure that all continuations are filed on a timely basis and Purchase Money Security Interest letters are sent.

         C.       Personal Guarantees

                  Copies of the Guarantees will be kept in the credit file.

         D.       Dun and Bradstreet Reports

                  The Credit Department will maintain a current (dated within one year) D&B Report in each TRCD's file.

III.     ESTABLISHED AND APPROVING SELLING TERMS

         A.       Established Terms of Sale

                  Current terms will be continuous unless a formal request for change in terms has been made and approved. These requests will generally originate in the division responsible for the sale of the product. Approval of all requests are required by the Divisional Vice President and General Manager and the Vice President-Controller.

                  These requests are to be forwarded to the attention of the CFO for approval and are to be acted upon within two weeks after the request is received. The rationale supporting the terms change are to include:

                    1. Reason for change.

                    2. Effects on the Toro Company's cash flow.

                    3. Competitive terms.

                    4. P & L effect on the Toro Company which would include the loss or gain in sales volume.

                  Even though there may be no request for change in terms, an analysis of current terms should be made annually by each division's Marketing Department to determine if the present selling terms are still justified.

         B.       Temporary Terms of Sale

                  From time to time, special promotional terms may be introduced because of competitive forces, inventory levels, or special market conditions. Approval of these requests are to be made by the Divisional Vice President and General Manager and forwarded for approval to the CFO. These requests are to be acted upon within 48 hours.

                  These requests should be submitted on the proper deviation form and are to include:

                    1. Rationale for change.

                    2. Length of time the special terms are to be in effect.

                    3. Qualification requirements.

                    4. Expected sales volume from special terms.

                    5. Effect on the quarterly cash flow and year end cash flow.

                    6. Cost of deviation.

IV.      COLLECTION OF TRADE RECEIVABLES

         The Credit Department will have all collection responsibility. At the same time, the Sales Department is responsible for facilitating the requests of the Credit Department in their actions on past due or disputed amounts.

         An invoice, although technically past due if not paid on its due date, shall not be considered formally so until 10 working days after its due date. Collection activities will commence at that time, and at the Credit Managers discretion the delinquent customer can be placed on a "Stop Ship" status.

         The Credit Manager will take into consideration various factors, however, during administration of this policy such as:

         A.       Total of the past due invoice or invoices

         B.       Account total balance

         C.       Financial status of the customer

         D. Whether or not a dispute may exist regarding the invoice or invoices in question.

                  If it is prudent to place the customer on a "Stop Ship" status before he is formally past due, as previously defined, he may do so.

V.       CASH DISCOUNT ALLOWANCE

         Toro presently offers cash discounts to its TRCD's for prompt payment. It shall be the policy of the company to allow these discounts if the payment meets the following conditions:

         A. For cash application purposes (Manual and Automatic) this general rule should be followed by Accounts Receivable at all times to decide if discount will be allowed. "The payment is received within the approved grace period, and the account is in a current and up-to-date status with no past due invoices owing, allow the discount."

                  If discounts are allowed by Accounts Receivable on any account which is not eligible for discount by the above criteria, a written report will be sent to the Credit Manager indicating the amount of discount allowed, the TRCD, the reason allowed, and under whose approval. It will be the responsibility if the Credit Department to collect or resolve all unallowed/unauthorized discounts.

         B. Inasmuch as the purpose of this policy us to maintain a discipline for payments from TRCD's, it is intended to be strictly applied when necessary to accomplish this purpose. However, it should also be flexible enough so that under certain conditions, discount can be allowed even though the payment does not meet the above criteria. Given the need for flexibility, the Credit Manager will rely on his/her judgement as to the customers intent on complying with the discount policy, and decide, when appropriate, to clear the unearned/unauthorized discount from the customers account.

                  The Credit Manager can authorize unearned/unauthorized discount amounts less than $5,000. Amounts $5,000 and above will require approval from the Director of Credit.

VI.      FINANCE CHARGES

         In the event terms other than cash are granted to the customer, past due amounts on an account not paid in accordance with such terms shall be surcharged a service fee at the maximum rate permitted by law, not to exceed 1 1/2% per month (18% per annum), and will be automatically charged by the Accounts Receivable system on a monthly basis.

VII.     BAD DEBT WRITE OFFS

         All bad debts must be approved by:

            -  Director of Credit - $5,000, formal written request

            -  Chief Financial Officer or his appointee - Over $5,000

VIII.    MANAGEMENT REPORTS

         Upon request, the Accounting Department will supply to the CFO, Divisional General Managers, and the Corporate Controller a computer generated aged trial balance (on line availability on the SAP system) of all accounts.

2-240 CREDIT POLICY--DIRECT MASS MERCHANT AND SPECIALTY RETAILERS.

EFFECTIVE 7/31/1995

REVISION DATE: 6/26/2002

         Contact Area: Credit Department

I.       CREDIT APPROVAL

         A.       New Accounts

                  Upon receipt of a signed purchase order and our completed credit application form from Sales or Order Entry, the Credit Manager or his designated assistant will initiate a credit investigation which is to be completed within a maximum of ten days.

                  A file will be initiated which will include the credit application and a copy of the initial order. This file will be retained in the divisional credit files whether or not the account is approved for an open line of credit.

                  In all cases, the investigation will include:

                    1. The Regional Sales Manager's review of expected sales volume and type of product to be sold.

                    2. The references will be contacted and responses included in the file.

                    3. Current agency information will be consulted and results noted in the file. Based on a current rating of 1A2 or equivalent, an appropriate credit availability will be established by the Credit Manager. If the credit availability expected warrants further investigation and/or if the current rating does not support immediate granting of the requested credit availability, D & B and/or NACM will be contacted for available reports to support additional credit extension.

                              a. In all cases where a credit availability is expected to exceed $25,000, a D & B Business Report and Paydex Report should be obtained and maintained in the file.

                              b.    Current financial information will be
                                    maintained (annual statement and quarterly statements, if possible) on any account that becomes a major account for the division, or where Toro's exposure on a company wide basis is extensive.

                           If audited statements are not available or do not show adequate financial strength to support the expected exposure, a low availability will be set. Incoming orders will be reviewed by the Credit Manager continuously against our payment experience and our present credit exposure and released accordingly.

                    4. Upon completion of the credit investigation, the account will be:

                              a. Approved by the Credit Department, a credit availability will be established, a set-up sheet filled out, the account assigned a number, and set up in the computer. or

                              b. In the event that information is inadequate to support extension of credit, alternate sales methods will be recommended, e.g., cash with order, letters of credit, etc.

                           In either case, the initial order, the sales review and either the set-up sheet or the alternate recommendations will then be routed to Divisional Finance Department, Sales Management, Order Entry and Marketing Programs.

                           Upon completion of the account set-up and routing of the set-up sheet,

                              c. Corporate Finance will assign customer type and inform the Credit Department of the proper coding.

                              d.    Sales will route a Fact Sheet with
                                    appropriate approvals to ensure compliance with agreed-upon pricing, terms and any special agreements. Credit will receive a copy and maintain a full current file of Fact Sheets.

                              e. Marketing Programs will properly code the new account for commissions.

                              f.    Order Entry will set-up necessary ship-to's.

                    5.     Established Accounts

                              a. Accounts for which all necessary credit information is available and the information indicates both financial strength and minimal slow payment to trade creditors, a credit availability will be set at the expected high exposure for the account.

                              b. Accounts with weak credit information or with a history or trend toward slow payment are to be granted only an appropriate availability. If there has been any recent (two years) serious slowness within the trade reports, or if there has developed a slow payment trend with Toro, the credit availability is to be set at $1.00 and each order released only after review by credit and resolution has been made for any past due balance on Toro receivables.

                              c. Seasonal accounts which do not maintain balances throughout the year and which do not have adequate D & B ratings, or other strong credit history, will carry a credit availability of $1.00 and will be reviewed at the point of receipt or shipment of each order.

                              d.    Current financial information will be
                                    maintained (annual statement and quarterly statements if possible) on any account that becomes a major account for the division, or where Toro's exposure on a company wide basis is extensive.

                                    If audited statements are not available or do not show adequate financial strength to support the expected exposure, a low availability will be set. Incoming orders will then be reviewed continuously against our payment experience and our present credit exposure.

                              e.    Accounts having recently experienced a
                                    bankruptcy will be shipped on a cash with order basis until evidence of sound financial condition is obtained.

                    6.     Management Reports

                           The Credit Manager will maintain a monthly report which will include current status of the major accounts. This will be routed to both credit and divisional management along with a review of problem accounts.

II.      COLLECTION

         A.       The normal collection procedures will be as follows:

                    1. Accounts with invoices past due from 1 to 30 days as of the month-end aging will be contacted by the first of two computerized letters to be sent the third week of the month.

                    2. Those accounts that do not respond to the first letter and have the invoices remaining open on the next aging, will receive the second letter and will be placed on do-not-ship status.

                    3. Accounts not responding to the second letter will be contacted by the Credit Department by phone. If the phone contact does not resolve the past-due problem, the credit availability will be withdrawn and both the Regional Sales Manager and the Commissioned Representative will be notified and asked for assistance.

                    4. If the past-due is resolved at this point, the account will be reinstated after a review of current credit information and a new availability will be set using the current credit information or the account will be handled on an order by order basis.

                    5. Accounts past due 120 days will be reviewed for third party collection as necessary.

         B. Accounts that have large balances that remain unpaid after the due date will be contacted immediately by phone to determine the reason for nonpayment and to attempt to collect the amount due.

         C. Both major accounts and others deemed necessary by the Credit Manager will be handled on an exception basis. Collection emphasis will be earlier and more aggressive - tailored to the market conditions and type of account.

                    1. Accounts will be contacted by phone within 30 days of past due invoices.

                    2. Reps will be notified of past due balances between 30 and 60 days past due.

                    3. On major accounts with weak financial condition, the Credit Manager or Assistant Manager responsible for the account will work with Sales, Customer Accounts Payable and Customer Purchasing during the purchasing seasons to coordinate payment and order release.

III.     SALES TERMS AND CONDITIONS

         There are published standard terms and conditions for Home Improvement Division products. Due to the varied markets and competitive pressures, Regional Sales Managers may need to structure pricing and terms outside of published programs. Any such deviations to standard programs are to be approved prior to implementation by proper sign off of a Fact Sheet. Any extension of terms beyond published program must be approved by the Credit Manager and Director of Credit.

         It is the responsibility of the Sales Department to provide a Fact Sheet for each account fully stating programs and any deviation from standard program.

         The Credit Department will administer the account based upon the current Fact Sheets as agreed upon and signed-off by divisional management.

         Any terms change which will increase the due date of invoices beyond published terms will require the authorization of the Credit Manager and Director of Credit. Fact Sheets requesting such changes will be routed to the Credit Department for sign-off.

                                    EXHIBIT G

                               FORM OF PARENT NOTE

July 9, 2003

     FOR VALUE RECEIVED, THE TORO COMPANY, a Delaware corporation ("Toro") promises to pay on demand to TORO RECEIVABLES COMPANY ("Toro Receivables"), or its assigns, at such place as the holder of this Parent Note ("Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less, the aggregate unpaid principal amount of all Parent Loans (as defined in the Receivables Purchase Agreement defined below) made to Toro, together with all interest thereon form time to time from the Closing Date (as defined in the Receivables Purchase Agreement) at the rate provided therein.

     Section 1.01. Receivables Purchase Agreement. This Note is the "Parent Note" described in, and is subject to the terms and conditions set forth in, the Receivables Purchase Agreement, dated as of July 9, 2003 (as amended, supplemented, or otherwise modified from time to time, the "Receivables Purchase Agreement"), between Toro Receivables, as the Purchaser and Toro, as Originator. Reference is hereby made to the Receivables Purchase Agreement for a statement of certain other rights and obligations of Toro Receivables and Toro. In the case of any conflict between the terms of this Note and the terms of the Receivables Purchase Agreement, the terms of the Receivables Purchase Agreement shall control. All of the terms, covenants and conditions of the Receivables Purchase Agreement and all other instruments evidencing the indebtedness hereunder, including the other Transaction Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

     Section 1.02. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Receivables Purchase Agreement or in the Loan Agreement (as defined in the Receivables Purchase Agreement).

     Section 1.03. Interest. The date, amount and interest rate of each Parent Loan made by Toro Receivables to Toro, and each payment made by or on behalf of Toro on account of the principal thereof, shall be recorded by Toro Receivables on its books and, prior to any transfer of this Note, endorsed by Toro Receivables on the schedule attached hereto or any continuation thereof.

     Section 1.04. Principal Payments. The Receivables Purchase Agreement provided for repayments of Parent Loans upon the terms and conditions specified therein. This Note shall be paid in full upon the demand of Toro Receivables. If any payment or repayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Parent Note Interest Rate during such extension.

     Section 1.05. Amendments, Etc. No failure or delay on the part of Toro Receivables, or its assigns, in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Toro Receivables Company and Toro, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

     Section 1.06. Limitation on Interest. Notwithstanding anything in this Note to the contrary, Toro shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

     Section 1.07. No Negotiation. This Note is not negotiable.

     SECTION 1.08. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     Section 1.09. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note. Whenever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.

                                                THE TORO COMPANY

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                    EXHIBIT H

                         FORM OF WITHDRAWAL CERTIFICATE

This Certificate is made pursuant to the provisions of the Loan Agreement, dated as of July 9, 2003, (the "Agreement") by and among TORO RECEIVABLES COMPANY, a Delaware corporation, as borrower, THE TORO COMPANY, a Delaware corporation ("Company"), as initial Servicer, THREE PILLARS FUNDING CORPORATION, a Delaware corporation, ("Lender") and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrator for Lender. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         The undersigned, as _______________________ of the Company, DOES HEREBY CERTIFY that:

1.       This certificate relates to the week ended on [MONTH] __, 200_.

2. On the following dates, the Company, as Servicer, withdrew funds from the Collection Account in accordance with the provisions of Section 11.2(d) of the Agreement (each, a "Withdrawal Date"): [LIST DATES].

3. On each Withdrawal Date, no Significant Event or Unmatured Significant Event was in existence.

4. On each Withdrawal Date, the Commitment Termination Date had not occurred.

5. On [INSERT DATE THAT IS LAST WITHDRAWAL DATE FOR WEEK COVERED BY THIS CERTIFICATE] no Borrowing Base Deficit existed after giving effect to the withdrawal of funds from the Collection Account on such day and, after giving effect to such withdrawal, there were funds in the Collection Account at least equal to the interest on the Loans and the Fees accrued through such date.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, I have signed this certificate as of this _____ day of _______, 200_.

                                                THE TORO COMPANY,

                                                By: ____________________________

                                                Name:

                                                Title:

                                   Schedule I

             Description of Collection Accounts and Lockbox Accounts

---------------------------------------------------------------------------------------------------
                                             LockBox Number and
Name and Address of Bank                   Address (if applicable)                  Account Number
---------------------------------------------------------------------------------------------------
US Bank National Association             US Bank, N.A                                104758074348
(Collection Account)                     800 Nicollet Mall
                                         Minneapolis, Minnesota
                                         55402
---------------------------------------------------------------------------------------------------
Harris Bank                              Toro Dealer                                      4277554
(Lockbox Account)                        36333 Treasury Center
                                         Chicago, Illinois 60694-6300

                                         GLD Mass Toro Distributor
                                         36346 Treasury Center
                                         Chicago, Illinois 60694-6300
---------------------------------------------------------------------------------------------------

                                   Schedule II

                                   [Reserved]

                                  Schedule III

                                   [Reserved]

                                   Schedule IV

                           Description Of Proceedings

                                      None.

                                   Schedule V
                         Collateral Review Requirements

I.       Initial Report of Independent Accountants

         (a) the report shall be titled the "Initial Report of Independent Accountants on Agreed Upon Procedures";

         (b) the report shall be addressed to The Toro Company, as Servicer and to SunTrust Capital Markets, Inc. as Administrator:

                           Berk Jolly
                           SunTrust Capital Markets, Inc.
                           Mail Code 3950
                           303 Peachtree Street, 24th Floor
                           Atlanta, GA 30308

         (c) the agreed upon procedures shall be performed by KPMG LLP as engaged by the Servicer;

         (d) the report shall be delivered on or before sixty (60) days after the Closing Date;

         (e) the agreed upon procedures shall entail the selection of a non-systematic sample of 100 invoices from the receivable schedule delivered by Borrower pursuant to the initial funding performance of the following:

                  (i) agree invoice information including: customer name and receivables balance to information on the report generated by the receivable servicing system;

                  (ii) determine that credit terms are indicated on the invoice and that no more than 15% are due within 121
                           - 180 days and that no credit terms exceed 180 days; and

                  (iii) determine that the Originator's computer records have been marked or stamped indicating that the Receivable has been sold to Toro Receivables Company.

         (f) verify invoice information regarding the Weighted Average Payment Terms corresponds with most recently delivered Monthly Report.

II.      Reports of Independent Accountants

         (a) the report shall be titled "Report of Independent Accountants on Agreed Upon Procedures";

         (b)      the report shall be addressed as detailed in item I above;

         (c) the agreed upon procedures shall be performed by KPMG LLP, or another nationally recognized independent public accounting firm acceptable to the Administrator;

         (d) the reports shall be delivered within 60 days after each semi-annual period following this transaction's Closing Date; and

         (e)      the agreed upon procedures shall consist of the following:

                  (i) agree the data on lines 1 through 10 and 11 through 16 from three (3) non-systematically selected Monthly Reports as shown in Exhibit C for the most recent semi-annual period to the information contained in system reports and accounting records used in the compilation of those Monthly Reports;

                  (ii) request personnel responsible for the credit and/or finance function at The Toro Company to (a) identify whether or not any customers with balances included as Receivables are in bankruptcy; and (b) provide a list of the names of such customers. For any such identified customers, compare the balance of such Receivables contained in the system reports used in the compilation of those Monthly Reports with amounts contained in lines 16 and 17 of the Monthly Reports in item (i) above and report any differences;

                  (iii) verify the mathematical accuracy of the Accounts Receivable information and Aging Report in the Monthly Reports in item (i) above;

                  (iv) verify invoice information regarding the Weighted Average Payment Terms corresponds with two (2) randomly selected Monthly Reports

                  (v) non-systematically select a sample of 100 invoices from the receivable schedule delivered by Borrower pursuant to the subsequent fundings during the most recent semi-annual period and perform the following:

                              (a) agree invoice information including: customer name and receivables balance to information on a report generated by the receivables servicing system;

                              (b) determine that credit terms are on the invoice and do not exceed 180 days;

                              (c) determine that the Originator's computer records have been marked or stamped to indicate that the Receivable has been sold to Toro Receivables Company; and

                              (d) for invoices for which payments have been received verify that the Collection was sent by wire transfer to a Collection Account or by check to a Lock-Box and deposited into a Collection Account.

(vi) verify that appropriate notations have been made on the Parent Note with respect to all Parent Loans made by Toro Receivables Company to the Originator.

                                   Schedule VI

                                Notice Addresses

Borrower:                  Toro Receivables Company
                           8111 Lyndale Avenue South
                           Bloomington, MN 55420

                           Attention: Tom Larson
                           Facsimile: (952) 887-8449
                           Telephone: (952) 887-5924

                           with a copy to:

                           Toro Receivables Company
                           8111 Lyndale Avenue South
                           Bloomington, MN 55420

                           Attention: Deb Sakalos
                           Facsimile: (952) 887-8125
                           Telephone: (952) 887-5924

                           Principal Place of Business and Chief Executive
                           Office:

Servicer:                  The Toro Company
                           8111 Lyndale Avenue South
                           Bloomington, MN 55420

                           Attention: Tom Larson
                           Facsimile: (952) 887-8449
                           Telephone: (952) 887-5924

                           with a copy to:

                           The Toro Company
                           8111 Lyndale Avenue South
                           Bloomington, MN 55420

                           Attention: Deb Sakalos
                           Facsimile: (952) 887-8125
                           Telephone: (952) 887-5924

Lender:                    Three Pillars Funding Corporation
                           c/o Amacar Group, L.L.C.
                           6525 Morrison Boulevard
                           Suite 318
                           Charlotte, North Carolina 28211

                           Attention: Doug Johnson
                           Facsimile: (704) 365-1362
                           Telephone: (704) 365-0569

Administrator:             SunTrust Capital Markets, Inc.
                           24th Floor MC3950
                           303 Peachtree Street
                           Atlanta, Georgia 30308

                           Attention: James Bennison
                           Facsimile: (404) 230-1344
                           Telephone: (404) 532-0766

                                  Schedule VII

                                  Fiscal Months

                           TORO FISCAL MONTH-END DATES

FISCAL 2003

November          11/29/02
December          01/03/03
January           01/31/03
February          02/28/03
March             03/28/03
April             05/02/03
May               05/30/03
June              06/27/03
July              08/01/03
August            08/29/03
September         10/03/03
October           10/31/03

FISCAL 2004

November          11/28/03
December          12/26/03
January           01/30/04
February          02/27/04
March             03/26/04
April             04/30/04
May               05/28/04
June              06/25/04
July              07/30/04
August            09/03/04
September         10/01/04
October           10/31/04

FISCAL 2005

November          11/26/04
December          12/24/04
January           01/28/05
February          02/25/05
March             03/25/05
April             04/29/05
May               05/27/05
June              06/24/05
July              07/29/05
August            08/26/05
September         09/23/05
October           10/31/05

FISCAL 2006

November          12/05/05
December          12/30/05
January           02/03/06
February          03/03/06
March             03/31/06
April             05/05/06
May               06/02/06
June              06/30/06
July              08/04/06
August            09/01/06
September         09/29/06
October           10/31/06